                                                                    EXHIBIT 99.1


Harry A. Perrin                          Henry W. Simon, Jr.
Rosalie Walker Gray                      Michael D. Warner
WEIL, GOTSHAL & MANGES LLP               David T. Cohen
700 Louisiana, Suite 1600                SIMON, ANISMAN, DOBY &
Houston, Texas  77002-2784                   WILSON, P.C.
(713) 546-5000                           400 Professional Building
                                         P. O. Box 17047
Stephen A. Youngman                      Fort Worth, Texas  76102-0047
Kelli M. Walsh                           (817) 820-3100
WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300           ATTORNEYS FOR THE
Dallas, Texas 75201-6950                 CREDITORS' COMMITTEE
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

---------------------------------------
                                    (S)
In re:                              (S)  Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)  Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
                                    (S)
---------------------------------------


                        DISCLOSURE STATEMENT PURSUANT TO
              SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO
                          JOINT PLAN OF REORGANIZATION
                          ----------------------------



Dated:    August 19, 1997
          Dallas, Texas

                               TABLE OF CONTENTS

                                                                                                Page
I.    INTRODUCTION...........................................................................    1

II.   OVERVIEW OF THE PLAN...................................................................    4

III.  GENERAL INFORMATION....................................................................    6
      A.  Description and History of Business................................................    6
          1.   Business......................................................................    6
          2.   Business of Affiliates........................................................    7
          3.   Customers and Concentration of Business.......................................    7
          4.   Competition...................................................................    8
          5.   Regulation....................................................................    8
          6.   Major Indebtedness............................................................    8
          7.   Equity Ownership..............................................................    9
          8.   Litigation....................................................................   10
          9.   Related Party Transactions....................................................   10

      B.  Events Leading to the Commencement of the Chapter 11 Case..........................   11
      C.  Future Business Plan...............................................................   12

IV.   EVENTS DURING THE CHAPTER 11 CASE......................................................   12
      A.  Orders Authorizing the Use of Cash Collateral......................................   12
          1.   Fleet's Cash Collateral.......................................................   13
          2.   Prudential's Cash Collateral..................................................   14
      B.  Debtor's Retention of Professionals and Agents.....................................   15
      C.  Motion to Shorten the Claims Bar Date to May 15, 1997..............................   15
      D.  Appointment of the Statutory Creditors' Committee..................................   15
      E.  Jaymed Preferred Stock Transaction.................................................   16
      F.  Estimation of Dealer Claims for All Purposes.......................................   18
      G.  Cost-Saving Measures...............................................................   18

V.    THE PLAN OF REORGANIZATION.............................................................   18
      A.  Essential Elements of the Plan.....................................................   19
          1.   Classification and Treatment of Claims and Equity Interests...................   19
          2.   Distributions Under the Plan..................................................   19
               a.  Distributions on the Effective Date.......................................   19
               b.  Distributions to Holders of Allowed Priority Tax Claims...................   19
               c.  Distributions to Holders of Allowed Claims in Classes 5 and 7.............   19
               d.  Distributions to Holders of Allowed Claims in Class 6.....................   19
               e.  Delay or Deferral of Distributions........................................   20
     B.   Classification and Treatment of Claims and Equity Interests........................   21
          1.   Administrative Expense Claims.................................................   21
          2.   Priority Tax Claims...........................................................   22
          3.   Class 1 - Other Priority Claims...............................................   23
          4.   Class 2 - Secured Fleet Claim.................................................   23
               a.  Deemed Allowance..........................................................   24
               b.  Interest..................................................................   24
               c.  Monthly Principal Amortization............................................   24
               d.  Limitation on and Deferral of Payment to Other Creditors..................   25

               e.  Fleet Collateral..........................................................   25
               f.  Right to Adequate Protection Payments.....................................   25
               g.  Debtor Release of Claims..................................................   26
               h.  Default Rights............................................................   26
               i.  Payment of Allowed Fleet Expenses.........................................   26
          5.   Class 3 - Secured Prudential Claim............................................   26
          6.   Class 4 - Other Secured Claims................................................   26
          7.   Class 5 - Unsecured Claims....................................................   27
          8.   Class 6 - Dealer Claims.......................................................   28
               a.  Settlement Treatment......................................................   29
               b.  Non-Settlement Treatment..................................................   34
          9.   Class 7 - Jaymed Claim........................................................   35
          10.  Class 8 - MBIA Claim..........................................................   35
          11.  Class 9 - Section 510(b) Claims...............................................   36
          12.  Class 10 - Equity Interests...................................................   37
     C.   Summary of Other Provisions of the Plan............................................   37
          1.   Implementation of the Plan....................................................   37
          2.   Time and Method of Distributions Under the Plan...............................   37
          3.   Enforcement of Bar Date for Filing Proofs of Claim............................   38
          4.   Executory Contracts and Unexpired Leases......................................   38
          5.   The New Fleet Note............................................................   40
          6.   Retiree Benefits..............................................................   40
          7.   Provisions for Treatment of Disputed Claims...................................   40
          8.   Governance of Debtor After Effective Date.....................................   41
          9.   Discharge of the Debtor.......................................................   41
          10.  Amendment of the Plan.........................................................   41
          11.  Indemnification...............................................................   42
          12.  Revocation of the Plan........................................................   42
          13.  Rights of Action and Avoidance Actions........................................   42
          14.  Termination of Creditors' Committee...........................................   42
          15.  Compromise and Settlement with Richard B. Hoffmann............................   42
          16.  Compromise and Settlement of Claims Against Fleet.............................   43
          17.  Compromise and Settlement with Dealers........................................   43
          18.  Debtor's Limited Release of Directors and Officers............................   44
          19.  Exculpation...................................................................   44
          20.  Supplemental Documents........................................................   45

VI.  CONFIRMATION AND CONSUMMATION PROCEDURE.................................................   45
     A.   Solicitation of Votes..............................................................   45
     B.   The Confirmation Hearing...........................................................   46
     C.   Confirmation.......................................................................   46
          1.   Acceptance....................................................................   47
          2.   Unfair Discrimination and Fair and Equitable Tests............................   47
          3.   Feasibility...................................................................   48
          4.   Best Interests Test...........................................................   48
     D.   Consummation.......................................................................   49

VII. MANAGEMENT OF THE REORGANIZED DEBTOR....................................................   49
     A.   Directors and Executive Officers of the Debtor.....................................   50
     B.   Executive Compensation.............................................................   52

     C.   Grants of Stock Options and Stock Appreciation Rights..............................   53
     D.   Stock Option Exercises and Holdings................................................   54
     E.   Stock Option Plan..................................................................   54
     F.   Non-Employee Plan..................................................................   56
     G.   Employee Stock Purchase Plan.......................................................   57
     H.   Stay Bonus Program.................................................................   57
     I.   Compensation of Directors..........................................................   57
     J.   Security Ownership of Certain Beneficial Owners and Management.....................   58

VIII. CERTAIN RISK FACTORS TO BE CONSIDERED..................................................   59
     A.   Overall Risk to Recovery by Holders of Claims......................................   59
          1.   Regulation....................................................................   60
          2.   Projected Financial Information...............................................   60
          3.   Business Factors and Competitive Conditions...................................   60
          4.   Elective Health Care Financing Risks..........................................   60

IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................................   61
     A.   Introduction.......................................................................   61
     B.   Consequences to Jayhawk............................................................   61
          1.   Discharge of Indebtedness Income..............................................   61
          2.   Transfers of Certain Contracts in Respect of Dealer Claims to Trust...........   62
          3.   Preferred Stock Purchase Agreement............................................   63
          4.   Net Operating Loss Carryovers.................................................   64
     C.   Consequences to Certain Creditors..................................................   64
          1.   Overview......................................................................   64
          2.   Consideration Allocable to Interest...........................................   65
          3.   Class 2 Claim.................................................................   65
          4.   Class 5 Claims................................................................   66
          5.   Class 6 Claims................................................................   66
          6.   Class 7 Claims................................................................   66
          7.   Class 9 Claims................................................................   67
          8.   Preferred Stock Purchase Agreement............................................   67
          9.   Withholding...................................................................   67

X.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN...............................   68
     A.   Liquidation Under Chapter 7........................................................   68
     B.   Alternative Plan of Reorganization.................................................   68

XI.  CONCLUSION AND RECOMMENDATION...........................................................   68

                        DISCLOSURE STATEMENT PURSUANT TO
              SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO
                          JOINT PLAN OF REORGANIZATION
                          ----------------------------


                                I. INTRODUCTION

          Jayhawk Acceptance Corporation ("Jayhawk" or the "Debtor") and the Official Committee of Unsecured Creditors (the "Creditors' Committee") submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor and the Creditors' Committee dated August 19, 1997 (the "Plan"), filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled to commence on September 29, 1997.

          UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN. The term Debtor or Jayhawk, as used herein, refers to the Debtor or Jayhawk in its capacity as a prepetition, postpetition or reorganized entity, as the context requires.

          Attached as Exhibits to this Disclosure Statement are copies of the following:

          .    The Plan (Exhibit A);

          . Part II of the Debtor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, containing financial statements and supplementary date (Exhibit B);

          . The Debtor's Quarterly Report on Form 10-Q for the three months ended June 30, 1997 (Exhibit C); and

          . The Projected Cash Flow Statement of the Reorganized Debtor from February 1997 through December 1999 (Exhibit D).

          In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to those holders of Allowed Claims that Jayhawk believes may be entitled to vote to accept or reject the Plan.

          On August 19, 1997, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT, HOWEVER, DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN OR A GUARANTEE OF THE ACCURACY OF OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.

          FURTHERMORE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, AND THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          Each creditor of the Debtor entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

          No representations or other statements concerning the Debtor (particularly as to its future business operations or the value of its assets) are authorized by the Debtor, other than those expressly set forth in this Disclosure Statement. You should not rely upon any representations or statements made to secure your acceptance of the Plan other than those set forth in this Disclosure Statement.

          The Debtor believes that the representations and statements contained in this Disclosure Statement are accurate as of the date of this Disclosure Statement, unless another date is specified. The facts set forth in this Disclosure Statement may change after that date. The delivery of this Disclosure Statement should not be construed as implying that there has been no change in the facts since the date of this Disclosure Statement.

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the Plan.

          With respect to the Debtor's Plan, Classes 2, 5, 6, 7 and 9 of the Plan are impaired and, to the extent such Claims are Allowed Claims, the holders of such Claims will receive the distributions provided for such holders under the Plan. Holders of Allowed Claims in Classes 2, 5, 6 and 7 are entitled to vote to accept or reject the Plan. In addition, holders of Claims in such Classes that have been temporarily Allowed for purposes of voting are entitled to vote to accept or reject the Plan.

          Classes 1, 3, 4, 8 and 10 are unimpaired under the Plan. Because the rights of holders of Allowed Claims and Allowed Equity Interests in those Classes are not being affected by the Plan, those holders are conclusively presumed to have accepted the Plan. Consequently, such holders will not be voting on the Plan.

          Therefore, the Debtor has provided ballots to, and hereby solicits acceptances of the Plan by, holders of Allowed Claims in Classes 2, 5, 6, 7 and 9 of the Plan.

          The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI, "Confirmation and Consummation Procedure."

          If a Class of Claims or Equity Interests rejects the Plan, the Debtor has the right to amend the Plan or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. See Section 6.4 of the Plan.
Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a plan that is not accepted or deemed accepted by all classes, see Section VI.C.2., "Confirmation and Consummation Procedure -- Confirmation -- Unfair Discrimination and Fair and Equitable Tests."

          After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 2, 5, 6, 7 and 9 should vote on the Plan.

          THE DEBTOR AND THE CREDITOR'S COMMITTEE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR'S CHAPTER 11 ESTATE AND ITS CREDITORS. THEREFORE, THE DEBTOR AND THE CREDITORS' COMMITTEE URGE THAT CREDITORS VOTE TO ACCEPT THE PLAN.

          If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan. Please vote and return your ballot(s) to:

                         Jayhawk Acceptance Corporation
                          c/o King & Associates, Inc.
                      10502 NW Ambassador Drive, Suite 220
                          Kansas City, Missouri  64153

          TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M., CENTRAL TIME, ON SEPTEMBER 22,
             --------
1997.

          If you are a creditor entitled to vote on the Plan, if you did not receive a ballot, received a damaged ballot or lost your ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Lyle Bartram at (214) 746-7897.

          Please note that the claim classification and claim amount information contained on any ballot is not binding and may not be determinative of any creditor's ultimate claim rights. An objection may be filed to a claim at any time before the claim objection deadline set forth in the Plan. If an objection is filed and granted, the classification of a claim may be changed and the amount of a claim may be reduced from what is shown on the ballot. Any creditor whose claim is subject to an objection will receive notice of, and have an opportunity to oppose, the objection.

          Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will commence on September 29, 1997 at 9:30 a.m. Central Time before the Honorable Steven A. Felsenthal, United States Bankruptcy Judge, at the United States Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before September 22, 1997 at 4:00 p.m., Central Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.


                           II. OVERVIEW OF THE PLAN

          The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the more detailed financial and other information contained elsewhere in this document and in the Exhibits hereto. In addition, for a more detailed description of the terms and provisions of the Plan, see Section V., "The Plan of Reorganization."

          The Plan designates 9 Classes of Claims and 1 Class of Equity Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

          The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

                    SUMMARY OF CLASSIFICATION AND TREATMENT
                OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN/1/

               Type of Claim or                                                                                       Estimated
Class          Equity Interest                                Treatment                                                Recovery
-----          ---------------                                ---------                                                --------
   --   Administrative Expense Claims    Unimpaired; paid in full, in Cash, or in accordance with the terms               100%
                                         and conditions of transactions or agreements relating to obligations incurred in the ordinary course of business during the pendency of the Chapter 11 Case or assumed by the Debtor

   --   Priority Tax Claims              Unimpaired; paid in full, in Cash, or equal Cash payments over a six             100%
                                         year period, with a fixed annual interest rate of 8 1/4%, at the sole option of the Debtor

    1   Other Priority Claims            Unimpaired; paid in full, in Cash                                                100%

    2   Secured Claim of Fleet           Impaired; Fleet will receive the New Fleet Note in the principal                 100%
        Capital Corporation ("Fleet")    amount equal to its Allowed Secured Fleet Claim and will be treated in accordance with the New Fleet Documents

    3   Secured Claim of Prudential      Unimpaired; principal and interest already paid; attorney's fees and             100%
        Securities Credit Corporation    costs still due; remaining amount to be paid on later of Effective
        ("Prudential")                   Date or date on which remaining amount is determined and allowed to be paid by Bankruptcy Court

-----------------------------
/1/ This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

               Type of Claim or                                                                                       Estimated
Class          Equity Interest                                Treatment                                                Recovery
-----          ---------------                                ---------                                                --------
  4     Other Secured Claims             Unimpaired; at the sole option of the Debtor, each Allowed Other                 100%
                                         Secured Claim will receive (i) unimpaired treatment pursuant to section 1124 of Bankruptcy Code, including cure of defaults, reinstatement of maturity, compensation for damages and
                                         authorization to enforce legal right; (ii) payment in full, in Cash;
                                         or (iii) such holder's Collateral in full satisfaction of such Other
                                         Secured Claim

  5     Unsecured Claims                 Impaired; paid in full, in Cash, with interest, over one year, in                100%
                                         quarterly installments commencing on the initial Quarterly Payment
                                         Date, subject to payment deferral in event of insufficient cash in any quarter

  6     Dealer Claims                    Impaired; under Settlement Treatment, Dealer Claims to be separated        As Described in
                                         into Enrollment Fee Claims, Voucher Claims, Comprehensive Claims,          Plan;
                                         and Dealer Settlement Rights, each to be treated as provided in the        May Be Less
                                         Plan; any cash distributions to be paid over two years, in quarterly       Than 100%
                                         installments commencing on the second Quarterly Payment Date,              Under Settlement
                                         subject to payment deferral in event of insufficient cash in any           Treatment
                                         quarter; under Non-Settlement Treatment, allowability and amount of        Depending On
                                         Dealer Claims to be determined by Bankruptcy Court pursuant to             Total of
                                         Omnibus Objection and Estimation Motion, and the amount of Dealer          Allowed Claims
                                         Claims to be paid over two years, in quarterly installments commencing on the second Quarterly Payment Date, subject to payment deferral in event of insufficient cash in any quarter

  7     Jaymed Claim                     Impaired; paid in full, in Cash, with interest, over two years, in               100%
                                         quarterly installments commencing on the initial Quarterly Payment
                                         Date, subject to payment deferral in event of insufficient cash in any quarter

  8     MBIA Claim                       Unimpaired; treated pursuant to section 1124 of Bankruptcy Code,                 100%
                                         including cure of defaults, reinstatement of maturity, compensation for damages and authorization to enforce legal rights

  9     Section 510(b) Claims            Impaired; subordinated; paid in full, in Cash, over four years, with             100%
                                         quarterly payments commencing after two years or when all other
                                         Claims are paid in full

 10     Equity Interests                 Unimpaired; retain Equity Interests                                              100%

          The initial payments of cash under the Plan will be made to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Class 1 on, or as soon thereafter as is practicable, the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Claim. The initial payments of cash to holders of Allowed Claims in Class 5 will be made on, or as soon thereafter as is practicable, the initial Quarterly Payment Date specified in the Plan. The initial payments of cash to holders of Allowed Claims in Classes 6 and 7 will be made on, or as soon thereafter as is practicable, the second Quarterly Payment Date.

          The "Effective Date" means the first Business Day that is ten (10) days after the date on which the Confirmation Order becomes a Final Order, as such term is defined in the Plan. Essentially, the Confirmation Order will become a Final Order when the appeal period has expired or if an appeal is taken when it is finally determined. The "Quarterly Payment Date" means each December 26, March 31, June 30 and September 30 after the Effective Date.

          Payments of cash will be made by the Debtor by check drawn on a domestic bank. For a more detailed explanation of the time and manner of distributions under the Plan, see Section V.C.2., "The Plan of Reorganization -- Summary of Other Provisions of the Plan -- Time and Method of Distributions Under the Plan."


                           III. GENERAL INFORMATION

A.   DESCRIPTION AND HISTORY OF BUSINESS
     -----------------------------------

     1.   BUSINESS

          Jayhawk was founded in June 1993. Its principal executive offices are located at Bryan Tower, 2001 Bryan Street, Suite 600, Dallas, Texas. Jayhawk is a specialized financial services company that has principally been engaged in the business of serving automobile dealers ("Dealers") by providing an indirect financing source to buyers of used vehicles with limited access to traditional sources of consumer credit. Jayhawk believes that its program benefits participating Dealers by increasing their sales of used vehicles, reducing the financing constraints typically associated with extending credit to buyers with sub-prime credit histories and eliminating the burdens of receivables management and collection. Jayhawk believes that its program also benefits the buyers of the vehicles by increasing their ability to purchase a vehicle and by providing an opportunity to establish or reestablish their credit standing.

          Jayhawk's business involves purchasing installment sales contracts (the "Contracts") from Dealers, secured by low-priced used vehicles that typically have been purchased by consumers with sub-standard credit histories. Upon its purchase of a Contract from a participating Dealer, Jayhawk pays the Dealer an amount that generally approximates 50 to 55 percent of the principal amount of the Contract (an "Acquisition Payment"), although the actual amount of the Acquisition Payment will vary based upon the Debtor's assessment of the credit quality of the Dealer, the Contract and other factors. The Acquisition Payment and any other charges to the Dealer's account pursuant to the agreement between Jayhawk and a Dealer are referred to as the "Advances." The Contract then becomes part of a pool of Contracts purchased from the Dealer (a "Dealer Pool"). A Dealer may, after the sale of 100 contracts, cap a Dealer Pool, pay a $2500 fee, and submit Contracts into a new Dealer Pool. All the Contracts submitted by a Dealer are referred to as a "Dealer Portfolio."

          Jayhawk retains 100 percent of the principal and interest collected on Contracts included within a Dealer Pool (the "Pool Receipts") until Jayhawk has recovered the Advances. Prior to January 1997, Jayhawk accomplished this by retaining an amount equal to 20 percent of the Pool Receipts and retaining the remaining portion of the Pool Receipts until it had recovered the Advances to the Dealer for the Contracts included within the Dealer Pool. Thereafter, the Dealer was entitled to receive an amount equal to 80 percent of the Pool Receipts (the "Pool Distribution Payment").

          In January 1997, Jayhawk changed its procedure for distributing Pool Receipts. Under the new procedure, Jayhawk retains 100 percent of the interest collected on Contracts as its finance charge, and retains all of the principal collected on Contracts included within a Dealer Pool until principal collections exceed the Advances. Once this threshold has been met, the Dealer is entitled to receive an amount equal to the principal collected on the Contracts within that Dealer Pool as a Pool Distribution Payment, while Jayhawk continues to retain all interest collected on the Contracts.

     2.   BUSINESS OF AFFILIATES

          Jayhawk's affiliates include Jayhawk Medical Acceptance Corporation ("Jaymed"), Jayhawk Services, Inc. ("Jayserv"), and Jayhawk Funding Trust I ("Funding Trust"), none of which have filed for bankruptcy protection.

          Jayhawk currently holds 100% of the outstanding shares of common stock of Jaymed. Jaymed, however, has outstanding a series of preferred stock that, upon the happening of certain events, including the failure to confirm the Plan, could be convertible into 95% of the common stock of Jaymed. See Section IV.E., "Events During the Chapter 11 Case -- Jaymed Preferred Stock Transaction." Jaymed is a start-up subsidiary that provides an indirect financing source for elective health care procedures. As expenditures for elective surgery in 1994 are estimated to have been in excess of $10 billion with individual procedures in many cases exceeding $4,000, Jayhawk believes that the elective health care market provides significant opportunities. During the course of Jaymed's operations, certain of Jaymed's funds were loaned by Jaymed to Jayhawk, subject to Jayhawk's obligation to repay such intercompany loans. Jaymed has a Claim against Jayhawk based upon intercompany loans by Jaymed to Jayhawk in the amount of $7.1 million, exclusive of interest, as of the Commencement Date. See
Section IV.E. infra.

          Jayhawk holds 100% of the outstanding shares of common stock of Jayserv. Jayserv is a service entity that hires the employees of Jayhawk and Jaymed and compensates those employees with funds provided directly by Jayhawk and Jaymed. Jayserv does not make a profit on the services it provides to Jayhawk or Jaymed.

          Jayhawk owns the beneficial interests in Funding Trust, which is a Delaware business trust. Funding Trust was created for purposes of participation in asset securitizations of Jayhawk's Contracts. See Section III.A.6., "General Information -- Description and History of Business -- Major Indebtedness."

     3.   CUSTOMERS AND CONCENTRATION OF BUSINESS

          Jayhawk purchases Contracts from participating Dealers located throughout the United States. No single state accounted for more than 14% of the total number of Contracts purchased by Jayhawk between December 31, 1995 and December 31, 1996 or between December 31, 1996 and March 31, 1997. Similarly, for the same periods, the top ten states were geographically dispersed and accounted for less than 60% of the total number of Contracts purchased by Jayhawk during such periods.

          No single Dealer accounted for more than 1% of the total number of Contracts purchased by Jayhawk between December 31, 1995 and December 31, 1996 or between December 31, 1996 and March 31, 1997, and the groups of 25 Dealers that sold the greatest number of Contracts to

Jayhawk during such periods accounted for less than 11% of the total number of Contracts purchased by Jayhawk during such periods.

     4.   COMPETITION

          The sub-prime consumer automobile finance market is highly competitive and fragmented. Although Jayhawk does not believe that it currently competes with commercial banks, savings and loans, credit unions and captive automobile finance companies, it does face competition from a number of companies providing, or capable of providing, financing programs through Dealers to individual purchasers that cannot qualify for traditional financing. In part, this competition takes the form of Dealers operating their own "buy here, pay here" programs, although these Dealers are also part of Jayhawk's target market. Jayhawk believes that its primary competitor is Credit Acceptance Corporation, which Jayhawk believes currently services the greatest number of Contracts originated by "D credit" customers. Jayhawk also competes with numerous relatively small, regional consumer finance companies.

     5.   REGULATION

          Jayhawk's operations are subject to federal and state laws and regulations. Consumer lending laws generally require licensing of the lender and purchasers of consumer loans (including Contracts) and adequate disclosure of loan terms and impose limitations on the terms of consumer loans and on collection policies and creditor remedies. Federal consumer credit statutes primarily require disclosures of credit terms in consumer finance transactions. In general, Jayhawk's business is conducted under licenses issued by individual states and is also subject to the provisions of the federal Consumer Credit Protection Act and its related regulations. Jayhawk maintains an internal compliance staff to stay informed of changes in applicable law.

     6.   MAJOR INDEBTEDNESS

          In April 1995, Jayhawk entered into a two-year revolving credit facility (the "Revolver") with Fleet Capital Corporation (formerly Shawmut Capital Corporation), pursuant to which Jayhawk was allowed to borrow up to $25 million, based on defined levels of qualified Contracts receivable. The Revolver was subsequently amended to permit borrowings of up to $65 million and to extend the expiration date of the facility to June 30, 1998. Borrowings under the amended credit facility bear interest at the rate of interest announced from time to time by Fleet National Bank of Connecticut at its base rate for commercial loans plus 1.5% (10.0% at December 31, 1995) through April 1996 at which time the rate was renegotiated to the base rate for commercial loans (8.25% at December 31, 1996). This facility is secured by all of Jayhawk's assets, except those assets contributed to Funding Trust and Jayhawk's investment in the common stock of Jaymed. Among other things, the amended credit facility prohibits the payment of cash dividends; restricts the incurrence of indebtedness; and requires (i) the maintenance of a minimum adjusted tangible net worth of $11.5 million at December 31, 1995, increasing to $45 million at March 31, 1996 and increasing thereafter by 50% of positive net earnings for each subsequent quarter, (ii) a ratio of total debt to net worth of no more than 7 to 1, and (iii) a ratio of earnings before interest, taxes, and depreciation to fixed charges of no less than 1 to 1. As of the Commencement Date, Jayhawk owed $62,970,081.07 in unpaid principal on the Revolver, exclusive of accrued but unpaid interest, attorney's fees, costs and expenses.
Outstanding amounts owed on the Revolver were approximately $41.1 million as of August 1, 1997. The Claim representing Jayhawk's obligations on the Revolver and Fleet's prepetition loan documents in connection therewith is referred to in the Plan as the Secured Fleet Claim.

          In a March 1996 asset securitization, Jayhawk contributed Contracts having an aggregate principal balance of approximately $65 million and approximately $5 million in cash to Funding Trust, and Funding Trust sold approximately $41.8 million principal amount of notes (the "Series 1996A") in a private placement to institutional investors. The Series 1996A notes bore interest at 5.925%. The aggregate unpaid note balance of the Series 1996A notes was $5,403,000 at December 31, 1996. These notes were paid off subsequent to the Commencement Date. In August 1996, Jayhawk completed a second asset securitization of its Contracts. Pursuant to this transaction, Jayhawk contributed Contracts having an aggregate principal balance of $72.7 million to Funding Trust, and Funding Trust sold two classes of notes ("Series 1996B"), a senior class ("Class A") and a senior subordinated class ("Class B"), in a private placement to institutional investors. Approximately $42.9 million Class A and $5.0 million Class B notes were sold in this transaction. The Class A notes bear interest at a fixed rate of 6.64% per annum and have a stated maturity of March 15, 2000. The aggregate unpaid note balance on the Class A notes was $9,467,521.00 at June 30, 1997. The Class B notes bear interest at a rate of 11.57% per annum and have a stated maturity of March 15, 2000. No principal repayments will be made on the Class B notes until the Class A notes are repaid in full. Thus, the aggregate unpaid note balance on the Class B Notes was $5.0 million at June 30, 1997. The timing and amount of principal repayments on the Series 1996B notes is contingent on the collection experience of the underlying Contracts. Contracts with an aggregate unpaid principal balance of $29,197,341.00 as of June 30, 1997 are the only assets securing the Series 1996B notes. The Series 1996A and Series 1996B notes are nonrecourse to Jayhawk. However, Jayhawk agreed to indemnify MBIA Insurance Corporation, the insurer of the Series 1996A and Series 1996B notes, in the event MBIA Insurance Corporation is required to pay any amounts on the notes. The Claim arising from that indemnification is referred to in the Plan as the MBIA Claim. The proceeds from both asset securitizations were used to pay down the Revolver obtained from Fleet in order to make cash available for the purchase of additional Contracts. The contribution of Contracts to Funding Trust did not affect any Dealer rights under the Dealer Agreements, and such contributed Contracts continue to be subject to the terms of the Dealer Agreements.

          In December 1996, Jayhawk entered into a loan agreement with Prudential Securities Credit Corporation which provided for borrowings based upon a specific percentage of the outstanding principal balances of Contracts securing certain Series 1996A secured notes payable. The loan bears interest at LIBOR plus 2.50% (8.0% at December 31, 1996) and is secured by 100% of Jayhawk's beneficial interest in Funding Trust, a Delaware business trust. The loan was due and payable on February 28, 1997. As of the date hereof, the loan has been paid in full with authorization of the Bankruptcy Court, except as to attorney's fees and costs in the approximate amount of $80,000 that are subject to separate consideration by the Bankruptcy Court. The remaining Claim for attorney's fees and costs is referred to in the Plan as the Secured Prudential Claim.

     7.   EQUITY OWNERSHIP

          The equity interests in Jayhawk consist of common stock, par value $.01 per share (the "Common Stock"), which is publicly owned and traded on the Nasdaq National Market. From the time of Jayhawk's initial public offering in August 1995, at $10 per share, until the Commencement Date, the Common Stock has quoted under the trading symbol "JACC." Since the Commencement Date, the Common Stock has been quoted on the Nasdaq National Market under the trading symbol "JACC(Q)." The following table sets forth, for the periods indicated, the high and low closing sale prices as reported by the Nasdaq National Market.

                                                               HIGH      LOW
                                                             --------   ------
Calendar 1995:
                    Third Quarter (since August 1)........     15 3/8   12 3/4

                    Fourth Quarter........................     14 5/8    8 5/8

Calendar 1996:
                    First Quarter.........................     12 3/4        8
                    Second Quarter........................     15 1/4   11 7/8
                    Third Quarter.........................     14 1/4    9 5/8
                    Fourth Quarter........................     15 3/4   10 1/8

Calendar 1997:
                    First Quarter.........................   11 15/16    1 1/2
                    Second Quarter (through June 30, 1997)     2 7/16    15/16


          On June 30, 1997, the closing price for the Common Stock was $1.58 per share.

          As of June 30, 1997, the Common Stock was held by 172 holders of record. Jayhawk believes that as of June 30, 1997, there were approximately 1,855 holders of Common Stock of record or through nominee or street name accounts with brokers.

          Since inception, Jayhawk has not paid any dividends. Jayhawk has no present plans to pay any cash dividends on its Common Stock and currently intends to retain its earnings to finance the growth and development of its business. In addition, the Revolver referred to above prohibits the payment of cash dividends without the lender's consent.

     8.   LITIGATION

          In the normal course of its business, Jayhawk is named as a defendant in legal proceedings. These legal proceedings include claims for alleged truth-in-lending violations, nondisclosures, misrepresentations and deceptive trade practices, among other things. The relief requested by plaintiffs varies, but often includes requests for compensatory, statutory and punitive damages. One proceeding in which Jayhawk is a defendant has been brought as a putative class action and is pending in Federal District Court in Illinois. A class has yet to be certified in this case, and Jayhawk's motion to dismiss is presently pending. In the opinion of management, resolution of these matters will not have a material adverse effect on the Jayhawk.

          All litigation and claims against Jayhawk existing at the date of the Chapter 11 filing have been stayed while Jayhawk continues business operations as a debtor in possession. The Bankruptcy Code prohibits creditors who are subject to the jurisdiction of the Bankruptcy Court from suing Jayhawk, either by commencement or continuation of a lawsuit or otherwise, unless the Bankruptcy Court terminates or modifies the automatic stay of litigation or otherwise authorizes payment by Jayhawk.

     9.   RELATED PARTY TRANSACTIONS

          Jayhawk has maintained business relationships and engaged in certain transactions with affiliated companies and parties as described below. It is Jayhawk's policy to engage in transactions with related parties on terms no less favorable to Jayhawk than could be obtained from unrelated parties.

          In the normal course of its business, Jayhawk regularly purchased Contracts originated by Atlanta Toyota, Inc. Carl H. Westcott, Jayhawk's Chairman of the Board, Chief Executive Officer and principal shareholder, owned all of the outstanding stock of Atlanta Toyota, Inc. until January 16, 1996, when he sold his stock interest to United Auto Group, Inc., an unrelated third party. Since that time, Mr. Westcott has had no continuing interest in the dealership, although he owns the real property upon which the dealership is located, and he leases that real property to Atlanta Toyota, Inc. with a lease guaranty from United Auto Group, Inc. See Section IV.D., "Events During the Chapter 11 Case -- Appointment of the Statutory Creditors' Committee" for additional information.

          From time to time, Jayhawk leases a jet aircraft from a corporation wholly owned by Mr. Westcott, on terms believed to be no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Jayhawk's primary use of the aircraft has been for travel in connection with its financing activities.

          On November 15, 1995, Jayhawk entered into an agreement with First Extended Service Corporation, a related company, pursuant to which First Extended Service Corporation performs certain claims administration services on behalf of Jayhawk with respect to an extended service agreement program Jayhawk offers to its Dealers. Under the extended service agreement program, a Dealer can sell a vehicle service product to a customer whose Contract is purchased by Jayhawk, which reimburses the customer for certain repairs made to the vehicle securing the Contract. The amounts payable by Jayhawk to First Extended Service Corporation under the agreement are directly related to the number of such vehicle service products sold by Jayhawk's Dealers and are on terms no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Jayhawk paid approximately $614,000 in 1996 to First Extended Service Corporation pursuant to this agreement. First Extended Service Corporation is a wholly owned subsidiary of a corporation of which Mr. Westcott is the sole shareholder. John D. Curtis, a member of Jayhawk's Board of Directors, is an executive officer of First Extended Service Corporation.

          In late 1996, Jayhawk entered into an agreement with Cougar Advertising, Inc., pursuant to which Cougar Advertising, Inc. agreed to develop and produce commercials and execute media buys for Jayhawk on terms believed to be no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Mr. Westcott is the sole shareholder of Cougar Advertising, Inc.

          On November 7, 1996, Jayhawk entered into a build-to-suit agreement with Cougar Real Estate, Ltd., pursuant to which Cougar Real Estate, Ltd. agreed to construct a 102,400 square foot office building in accordance with specifications mutually agreed upon by the parties, and subsequently to lease the office building to Jayhawk pursuant to a triple net lease. As a result of its Chapter 11 filing, and reductions in the level of its operations, Jayhawk elected to reject the agreement with Cougar Real Estate, Ltd., and Cougar Real Estate, Ltd. agreed to assert no claim for damages as a result of such rejection.

          Transactions involving Jaymed and Mr. Westcott are described below in
Section IV.E., "Events During the Chapter 11 Case -- Jaymed Preferred Stock Transaction."

B.   EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE
     ---------------------------------------------------------

          In the fourth quarter of 1996, the Debtor reevaluated the overall profitability and credit quality of its existing pools of Contracts purchased from participating Dealers and determined to terminate its relationship with a number of its participating Dealers and to change the basis on which it was willing to purchase Contracts from others. As a result of these actions and because a continuing business relationship is an important factor in the Debtor's determination of the recoverability of acquisition payments made to Dealers, on January 30, 1997, the Debtor announced a special charge in the fourth quarter of 1996 to increase its allowance for credit losses.

          The fourth quarter special charge caused the Debtor to be in noncompliance with a financial covenant under its primary revolving credit facility. Additionally, the Debtor's planned additional financings in January 1997 failed to materialize. The Debtor commenced discussions with its revolving lender, Fleet, regarding the covenant violation and its cash needs in light of the failure to consummate the additional financings. The Debtor and Fleet were unable to agree on a method by which cash collections on the Debtor's Contracts could be used by the Debtor for purposes other than to repay revolving credit indebtedness. As advances under the facility exceeded the borrowing base on one of two borrowing base calculations, Fleet did not make requested additional advances under the facility and informed the Debtor that it intended to deliver to the Debtor a notice of default and a notice of intention to accelerate under the credit facility. As a consequence thereof, the Debtor elected to file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.

C.   FUTURE BUSINESS PLAN
     --------------------

          Jayhawk plans to continue as a specialized financial services company. From its inception until it began providing indirect financing for elective medical procedures through Jaymed, it solely purchased installment sale contracts, secured by used motor vehicles, entered into by auto dealers with borrowers commonly referred to as "D credits."

          After confirmation of the Plan, Jayhawk does not intend to continue to purchase "D credit" vehicle installment sale contracts. Whether, and the extent to which, it purchases vehicle installment sale contracts will depend upon competition and other factors existing in the future. Immediately upon emerging from Chapter 11, Jayhawk intends to focus on increasing Jaymed's elective medical procedures finance business, which Jayhawk believes currently is less competitive than vehicle contract purchasing and will generate installment contracts for purchase from borrowers with substantially better credit than it has purchased with respect to vehicles. As appropriate, Jayhawk may examine other specialty finance areas that it believes would generate contracts for purchase, meeting generally the criteria of the elective medical procedure contracts Jaymed is currently purchasing.

          Jayhawk is seeking new financing sources to be available after the Effective Date to supplement the cash from collections of its existing vehicle contracts to fund its continuing business.


                    IV. EVENTS DURING THE CHAPTER 11 CASE

          On February 7, 1997, the Debtor commenced the Chapter 11 Case in the Bankruptcy Court. The Debtor continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The following is a brief description of some of the major events during the Chapter 11 Case.

A.   ORDERS AUTHORIZING THE USE OF CASH COLLATERAL
     ---------------------------------------------

          Section 363(c) of the Bankruptcy Code authorizes a debtor in possession to use property of its estate in the ordinary course of business without court approval, unless that property is "cash collateral." Cash collateral generally consists of cash or cash equivalents in which both the debtor in possession and another entity have an interest, with the interest of the other entity generally being a lien. A debtor in possession cannot use cash collateral unless the other entity consents or unless the court approves the use. In this case, the Debtor sought to use the cash collateral of Fleet and Prudential.

1.        FLEET'S CASH COLLATERAL

          On February 10, 1997, the Debtor filed an Emergency Motion to Use Cash Collateral, seeking authorization to use Fleet's cash collateral, as that term is defined in the Bankruptcy Code (the "Emergency Motion").

          On February 10, 1997, Fleet objected to the Emergency Motion. Specifically, Fleet did not object to the Debtor's use of Fleet's cash collateral to the extent necessary to prevent immediate and irreparable harm for the period from February 11, 1997 through February 28, 1997, provided, inter
                                                                       -----
alia, (i) the Debtor did not use Fleet's cash collateral to downstream funds to
----
the Debtor's subsidiary, Jaymed; (ii) Fleet's cash collateral would only be used pursuant to a court approved budget; (iii) Fleet would obtain a lien on the Debtor's interest in the securitized trust, to the extent of cash collateral used by the Debtor; and (iv) Fleet would obtain various reports from the Debtor, including reports of the type received by Fleet pre-petition.

          On February 11, 1997, the Bankruptcy Court ruled from the bench on the Debtor's Emergency Motion and Fleet's objection thereto finding the following:

          a. The Bankruptcy Court lacked the power to force Fleet to fund downstream payments to an unfiled subsidiary in which Fleet has no security interest;

          b. Except for funding Jaymed's operations, the Debtor may use Fleet's cash collateral pursuant to a certain budget attached to the Bankruptcy Court's Interim Cash Collateral Order, with no single line item expenditure to exceed 10% of the budget amount;

          c. For the limited use of Fleet's cash collateral, the Bankruptcy Court found that the value of Fleet's collateral was sufficient to adequately protect Fleet without a lien on other assets of the Debtor;

          d. Fleet should have a replacement lien on all contracts funded by the Debtor with Fleet's cash collateral for the period from the Commencement Date through February 28, 1997 (the "New Contracts"); and

          e. Fleet should receive reports from the Debtor as the Debtor had furnished to Fleet pre-petition, together with certain other reports relating to the New Contracts.

          On February 14, 1997, the Bankruptcy Court entered its Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection (the "Interim Cash Collateral Order"), effective as of the Bankruptcy Court's bench ruling on February 11, 1997, which governed the period of cash collateral use through February 28, 1997.

          On February 21, 1997, the Debtor filed a Supplement to the Emergency Motion for Cash Collateral for the period from March 1, 1997 to May 31, 1997. On February 25, 1997, the Bankruptcy Court held a hearing on the Supplemental Motion, and on or about March 14, 1997, the Bankruptcy Court entered a certain Second Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, which governed the Debtor's use of Cash Collateral for the period from March 1, 1997 to March 31, 1997. The Debtor was required to pay Fleet $4,000,000 as adequate protection for its use of cash collateral during March, as well as $1,155,000 with respect to the unwinding of contracts.

          On or about March 25, 1997, the Bankruptcy Court entered a Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, followed on March 31, 1997 with a Supplement to Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, which together govern the Debtor's Use of Cash Collateral for the period from April 1, 1997 to April 30, 1997. As adequate protection for such use, the Debtor was ordered to pay Fleet $4,000,000 for the month of April.

          On May 23, 1997, the Bankruptcy Court entered a Final Order Authorizing Use of Cash Collateral and Providing for Adequate Protection, which governs the Debtor's use of cash collateral for the period from May 1, 1997 through July 31, 1997. As adequate protection for its use of cash collateral, the Debtor was required to pay to Fleet $4,000,000 plus interest for each of the months of May, June and July 1997, but $2,000,000 of each monthly amount must be deposited into a separate, segregated collateral reserve account at Texas Commerce Bank National Association (the "Collateral Reserve Account"), subject to Fleet's liens and irrevocably pledged to Fleet as security for all of Fleet's prepetition Claims. The Collateral Reserve Account was also to hold any cure payments made by the Debtor in the event certain projected gross collections are not received by the Debtor. Fleet will be entitled to payment of the amount in the Collateral Reserve Account on the sooner to occur of the Effective Date of the Plan or the date of entry of an order of the Bankruptcy Court authorizing Fleet's application of such amount to its Claim.

          On July 29, 1997, the Bankruptcy Court entered a Second Final Order Authorizing Use of Cash Collateral and Providing for Adequate Protection, which governs the Debtor's use of cash collateral for the period from August 1, 1997 through September 30, 1997. As adequate protection for its use of cash collateral, the Debtor was required to pay to Fleet $3,500,000 plus interest for the month of August 1997, and $3,250,000 for the month of September 1997. In addition, all amounts accumulated in the Collateral Reserve Account pursuant to the prior order, estimated to be $6,700,000 as of July 31, 1997, were required to be paid to Fleet. Finally, Fleet was granted an additional lien on Jayhawk Funding Trust I in the limited amount of $5,600,000, subordinate to the pre-existing lien of Prudential, and subject to a carve-out in the amount of $2,500,000 to pay professional fees and expenses. In exchange for the foregoing, the Debtor's obligation to make cure payments in the event that the prior order's projected gross collections test was not satisfied was rescinded.

     2.   PRUDENTIAL'S CASH COLLATERAL

          On March 6, 1997, the Bankruptcy Court entered an Interim Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation, which permitted the Debtor's use of Prudential's cash collateral on an interim basis for the period from March 1, 1997 through May 31, 1997, pending a final hearing on March 25, 1997. Subsequently, the Bankruptcy Court entered a Final Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation. Under the Final Order, the Debtor was permitted to use Prudential's cash collateral through May 31, 1997, on the condition, among others, that the Debtor pay to Prudential make payments to Prudential in an amount not less than $1,000,000 per month on March 15, April 15, and May 15, 1997.

          On May 23, 1997, the Debtor and Prudential filed a Joint Supplemental Motion for Continued Use of Cash Collateral. Under the Joint Supplemental Motion, the parties seek entry of a proposed Order Extending Final Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation, which would permit the Debtor to continue to use

Prudential's cash collateral through July 31, 1997, in exchange for payments to Prudential, from distributions attributable to the Debtor's beneficial interest in Funding Trust, in the amount of at least $1,300,000 on June 15, 1997, and in all remaining amounts due to Prudential on or before July 15, 1997, with such payments to be applied against the Allowed Prudential Secured Claim. The Joint Supplemental Motion was approved on an interim basis by order of the Bankruptcy Court entered on May 30, 1997. A final order approving the Joint Supplemental Motion was entered on July 9, 1997.

B.   DEBTOR'S RETENTION OF PROFESSIONALS AND AGENTS
     ----------------------------------------------

          On or about March 25, 1997, the Bankruptcy Court approved the retention of Weil, Gotshal & Manges LLP as its counsel, Baker & McKenzie as its special counsel, Ernst & Young LLP as its accountants, and the Altman Group as a consultant to provide various services, including, but not limited to, plan solicitation. On May 7, 1997, the Bankruptcy Court authorized the Debtor to retain King & Associates, Inc. to serve as claims agent. On June 25, 1997, the Bankruptcy Court authorized the Debtor to retain Godwin & Carlton, P.C. as special litigation counsel. By order dated August 12, 1997, the Debtor also obtained authorization to employ Ramsey & Dismuke, P.C. as special consumer bankruptcy counsel.

C.   MOTION TO SHORTEN THE CLAIMS BAR DATE TO MAY 15, 1997
     -----------------------------------------------------

          On March 7, 1997, the Debtor filed a Motion to Shorten Bar Date to May 15, 1997. A Supplemental Motion for Bar Date Order, to Approve Proposed Bar Date Notice, and to Approve Proposed Mailing and Publication Procedures was filed with the Bankruptcy Court on March 17, 1997. On or about March 25, 1997, the Bankruptcy Court approved the Motion and Supplemental Motion. Pursuant to the Bankruptcy Court's order, notice of the shortened bar date was published and mailed to creditors on April 4, 1997.

          Subsequently, on May 12, 1997, the Debtor and the Creditors' Committee filed a Joint Motion of the Debtor and the Committee for Order Pursuant to Bankruptcy Rule 3003(c)(3) Fixing a Supplemental Bar Date for Filing Certain Proofs of Claim and Approving the Proposed Supplemental Bar Date Notice and the Proposed Separate Notice to Governmental Units. The purpose of the Joint Motion was to set and approve the notice of a supplemental bar date of June 16, 1997 only for those creditors who did not receive notice of the earlier May 15, 1997 bar date. The Joint Motion also sought approval for a notice to governmental units of the special statutory bar date applicable to them. On May 13, 1997, the Bankruptcy Court entered an order approving the Joint Motion. The notice of the June 16, 1997 bar date for creditors not previously notified of a bar date and the notice of the statutory bar date for governmental units were mailed on May 14 and 15, 1997.

D.   APPOINTMENT OF THE STATUTORY CREDITORS' COMMITTEE
     -------------------------------------------------

          On March 18, 1997, an official committee of unsecured creditors (the "Creditors' Committee") was appointed pursuant to section 1102(a)(1) of the Bankruptcy Code. The Creditors' Committee consists of the following members:
Bob Maloney, President, Maloney Ford-Mercury; Jack Price, Owner, University Volkswagen Mazda; Philip N. Smith, Jr., Vice President, United Auto Group, Inc.; Michael Braun, Dependable Used Cars, Inc.; Steve Perdue, 410 Motors; Donald L. Jones, Cap Gemini America; and John Holland, Johnson & Associates.

          As indicated in Section III.A.9., "General Information -- Description and History of Business -- Related Party Transactions," United Auto Group, Inc. purchased Mr. Westcott's ownership interest in Atlanta Toyota, Inc. in January 1996. As part of that purchase, UAG Atlanta, Inc., a subsidiary of United Auto Group, Inc., issued a note to Mr. Westcott in the original principal amount of $2,100,100, which note is due in full in July 1998. That note is guaranteed by United Auto Group, Inc. In addition, Atlanta Toyota, Inc., a subsidiary of United Auto Group, Inc., is indebted to First Extended Service Corporation, a company owned by Mr. Westcott, pursuant to a promissory note in the original principal amount of $300,000, of which one-half has been paid and the remaining one-half is due in January 1998. That note is also guaranteed by United Auto Group, Inc. Finally, Atlanta Toyota, Inc. has leased from Mr. Westcott, with a guaranty from United Auto Group, Inc., the real property on which the dealership of Atlanta Toyota, Inc. is operated. Mr. Westcott holds no lien on the stock of United Auto Group, Inc., UAG Atlanta, Inc. or Atlanta Toyota, Inc. to secure the repayment of the various owed to him by such entities. None of the other members of the Creditors' Committee has any relationships with Mr. Westcott, his family or any related entities.

          By order dated May 8, 1997, subject to certain limitations on the scope of their employment as stated therein, the Bankruptcy Court authorized the Creditors' Committee to employ attorneys, accountants, and business advisors as follows:

          Simon, Anisman, Doby & Wilson, P.C.
          Attorneys for the Creditors Committee
          400 Professional Building
          303 W. Tenth Street
          P.O. Box 17047
          Fort Worth, Texas 76102-0047
          Telephone: (817) 820-3100

          Price Waterhouse LLP
          Accountants for the Creditors' Committee
          2001 Ross Avenue, Suite 1800
          Dallas, Texas 75201-2997
          Telephone: (214) 754-7900

          Navarro Group
          Business Advisors to the Creditors' Committee
          900 Jackson Street, Suite 550
          Dallas, Texas 75202
          Telephone: (214) 748-9324

E.   JAYMED PREFERRED STOCK TRANSACTION
     ----------------------------------

          Although Jaymed was not a party to the Debtor's Chapter 11 petition, the Debtor's filing of the Chapter 11 petition has affected Jaymed. Jaymed had loaned approximately $7.1 million to the Debtor (the "Jaymed Claim") prior to the Debtor's filing of the Chapter 11 petition, and the Bankruptcy Court has prohibited the Debtor from providing Jaymed with any cash to finance its operations, including any repayment of the Jaymed Claim. Additionally, after the Debtor filed its Chapter 11 petition, Jaymed's revolving credit lender refused to make any further advances under Jaymed's revolving credit facility. To fund Jaymed's operations, between January 30, 1997 and April 11, 1997, Mr. Westcott, the Debtor's Chairman of the Board, Chief Executive Officer and principal shareholder, made seven loans to Jaymed in the aggregate principal amount of $6,950,000 (the "Westcott Loans"). Additionally, at the request of NationsBank, on February 28, 1997, Mr. Westcott purchased the revolving credit promissory note evidencing the $13.5 million principal amount of indebtedness outstanding under the facility (together, with the Westcott Loans, the "Westcott Indebtedness").

          On April 11, 1997, Mr. Westcott and Jaymed entered into a Preferred Stock Purchase Agreement, pursuant to which Mr. Westcott purchased from Jaymed 20,000 shares of Jaymed's Series A Redeemable, Convertible Preferred Stock (the "Jaymed Preferred Stock"), for $100 per share through the exchange of $2,000,000 of Westcott Loans for such shares; and subject to certain limitations, committed to purchase up to an additional 30,000 shares of Jaymed Preferred Stock for $100 per share in cash. As of the date hereof, Mr. Westcott has purchased the additional 30,000 shares under his commitment. Each outstanding share of Jaymed Preferred Stock (i) has a liquidation value equal to the sum of $100 plus $1.50 for each calendar month or portion thereof that then as elapsed from and including April 1997 (the sum of such amounts being referred to as the "Liquidation Value"), (ii) except as required by law, entitles the holder thereof to one vote per share voting with the holders of Jaymed's common stock (which results in Mr. Westcott having voting control of Jaymed as long as he owns the Jaymed Preferred Stock), (iii) is redeemable at any time prior to conversion at a redemption price equal to the Liquidation Value, provided that at the time of such redemption all indebtedness owing by Jaymed to Mr. Westcott and certain affiliated parties has been paid in full. Each share of Jaymed Preferred Stock, unless previously redeemed, is convertible at the option of Mr. Westcott into that number of shares of Jaymed common stock as shall be equal to the quotient of that number of shares of Jaymed common stock, which after issuance, would be equal to 95% of all shares of Jaymed common stock outstanding on the date the first share of Jaymed Preferred Stock is converted divided by the number of shares of Jaymed Preferred Stock authorized for issuance at any time after the earlier of (i) April 15, 1998, (ii) 30 days after any person, entity or group (other than Mr. Westcott or any of his affiliates) becomes the beneficial owner of 25% or more of the combined voting power of the Debtor with the intention of changing or influencing control of the Debtor, (iii) the date of appointment of a trustee or receiver of the Debtor in the Chapter 11 Proceeding or the conversion of the Chapter 11 Case to a Chapter 7 proceeding,
(iv) the first date following termination or suspension of the Debtor's right to use cash collateral in the Chapter 11 Case for a period of more than 15 calendar days, (v) the date that the stay is lifted enabling Fleet (or another debtor in possession lender that the Debtor owes in excess of $5.0 million) to foreclose on its respective lien on the Debtor's assets, (vi) the date that any of the security agreements securing any of the Westcott Indebtedness shall cease to be legal, valid, binding enforceable agreements or shall in any way be terminated or become or be declared ineffective or inoperative or cease to provide the first priority liens intended to be created thereby or if Jaymed or any of its shareholders or creditors or any other person shall institute any legal action that, if successful, would have such effect, or (vii) the date, after confirmation of the Plan, that the Debtor defaults on any other material indebtedness or the payment or maturity of such indebtedness is accelerated. No dividends shall accrue on the Jaymed Preferred Stock prior to April 15, 1998, after which dividends shall be if and when declared by the Board of Directors of Jaymed.

          Pursuant to the Preferred Stock Purchase Agreement, Mr. Westcott also agreed to support and vote in favor of the Plan if the Plan is confirmed by the Bankruptcy Court no later than October 2, 1997 and contains the following provisions (the "Westcott Designated Provisions") (or, in lieu of any of the Westcott Designated Provisions, such other provisions substantially similar to the Westcott Designated Provisions as are reasonably acceptable to Mr. Westcott): (i) payment in full by the Debtor within six months following confirmation of the plan of reorganization of the Jaymed Claim in accordance with an amortization schedule reasonably acceptable to Mr. Westcott (which payments have been assigned to and are to be used to repay a portion of the Westcott Indebtedness) and (ii) the exchange, as soon as practicable after the Plan is confirmed, of the Jaymed Preferred Stock for that number of shares of the Debtor's Common Stock equal to the amount derived by dividing the redemption price of the Jaymed Preferred Stock at the confirmation date by an amount equal to 75% of the average of the last reported daily sale price per share of the Debtor's Common Stock on the Nasdaq National Market during the period commencing with the 20th trading day preceding the date the plan of reorganization is confirmed and continuing for a period ending on the 20th trading day following the date the Plan is confirmed. Jayhawk will exchange shares of its Common Stock for shares of Jaymed

Preferred Stock in accordance with the Preferred Stock Purchase Agreement. The Debtor is attempting to amend the Preferred Stock Purchase Agreement to permit payment of the Jaymed Claim on the terms now contained in the Plan, which provide for pay-out over two years rather than six months.

F.   ESTIMATION OF DEALER CLAIMS FOR ALL PURPOSES
     --------------------------------------------

          On June 6, 1997, the Debtor filed its First Omnibus Objection to Certain Auto Dealer Claims and Motion Pursuant to Section 502(c) of the Bankruptcy Code Estimating Such Claims for All Purposes, Including Voting, Feasibility and Allowance (the "Dealer Estimation Motion"). In the Dealer Estimation Motion, the Debtor requests that the Bankruptcy Court determine by estimation the amount of each Dealer Claim and proposes an amount for each Dealer Claim that is believed to reflect the actual present value of each Dealer Claim, based upon a $170 million collection scenario. The Bankruptcy Court scheduled a series of hearings to consider the Dealer Estimation Motion as it related to the various components of a Dealer Claim, including voucher and enrollment fee claims, breach of contract claims, back end distribution claims and such other individual claim issues. In view of the magnitude of the litigation that would be required with respect to the Dealer Estimation Motion, the Debtor and the Creditors' Committee agreed to attempt to negotiate a settlement whereby Dealers who did not want to incur the expense and delay associated with such litigation could accept a compromise treatment of their Dealer Claims. The Settlement Treatment and Non-Settlement Treatment provided in the Plan represent the results of the negotiations. Only those Dealers who receive the Non-Settlement Treatment will be required to litigate the allowability of their Dealer Claims pursuant to the Dealer Estimation Motion. Such litigation will occur after the Effective Date of the Plan. The Debtor currently anticipates that it will amend the Dealer Estimation Motion to, inter alia, estimate each Dealer Claim based upon a $155.5 million collection scenario rather than a $170 million collection scenario and to assert any and all counterclaims, defenses and affirmative defenses of the Debtor against any Dealer Claim. In addition, the Debtor anticipates filing additional objections and motions to estimate with respect to Dealers who were not included in the Dealer Estimation Motion.

G.   COST-SAVING MEASURES
     --------------------

          Since the Commencement Date, the Debtor has implemented a number of cost saving measures. Among other things, the Debtor has (i) tightened the criteria under which it is willing to purchase Contracts from Dealers, (ii) changed the focus of its sales and marketing efforts from enrolling new Dealers into its automobile program to purchase Contracts from existing Dealers whose Pools are among the better performing Pools owned by the Debtor, (iii) received significantly fewer Contracts from its participating Dealers for purchase consideration, (iv) purchased a materially lower volume of Contracts from its Dealers, and (v) reduced its workforce by approximately 200 employees.


                         V. THE PLAN OF REORGANIZATION

          The Debtor believes that (i) through the Plan, creditors will obtain a greater recovery from the estate of the Debtor than the recovery which would be available if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford Jayhawk the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for Jayhawk's employees.

          The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.   ESSENTIAL ELEMENTS OF THE PLAN
     ------------------------------

     1.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. As described more fully below in Section V.B., "The Plan of Reorganization -- Classification and Treatment of Claims and Equity Interests," the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration (e.g., cash, notes or Contracts) thereby giving effect to the
               ----
different rights of the holders of Claims and Equity Interests of each Class.

     2.   DISTRIBUTIONS UNDER THE PLAN

          Distributions to holders of Claims under the Plan may occur in one or more distributions.

          a.   Distributions on the Effective Date
               -----------------------------------

          On or about the Effective Date of the Plan, the holders of Allowed Administrative Expense Claims and Allowed Other Priority Claims will be paid in Cash in full. The holder of the Allowed Secured Fleet Claim will receive the New Fleet Note and the New Fleet Documents on the Effective Date; the holder of the Allowed Secured Prudential Claim will be paid in full, in the amount determined by the Bankruptcy Court, on the Effective Date; and holders of Allowed Other Secured Claims will either be reinstated, paid in Cash in full, or receive their collateral in full satisfaction of their Claims. If a Claim entitled to payment on or about the Effective Date is not an Allowed Claim as of such date, it will be paid at such time as it becomes an Allowed Claim.

          b.   Distributions to Holders of Allowed Priority Tax Claims
               -------------------------------------------------------

          Allowed Priority Tax Claims may be paid on or about the Effective Date or, at the election of the Debtor, over a period of six years from the date of assessment of the Claim on the anniversary date of the assessment. If the Priority Tax Claim is not Allowed as of any such payment date, payment will be deferred until the Claim is Allowed.

          c.   Distributions to Holders of Allowed Claims in Classes 5 and 7
               -------------------------------------------------------------

          The initial payments of cash to holders of Allowed Claims in Classes 5 and 7 will be made on, or as soon as practicable after, the first Quarterly Payment Date after the Effective Date, and subsequent payments will be made on each Quarterly Payment Date thereafter, subject to deferral as provided in the Plan. If any such Claim is not an Allowed Claim on the first Quarterly Payment Date but becomes an Allowed Claim before the next following Quarterly Payment Date, both the initial payment and the second payment will be made on such next following Quarterly Payment Date. If any such Claim becomes an Allowed Claim after the last scheduled Quarterly Payment Date, the entire payment amount will be made within ten Business Days after the date on which the Claim becomes an Allowed Claim.

          d.   Distributions to Holders of Allowed Claims in Class 6
               -----------------------------------------------------

          The payment or distribution date for Dealer Claims will depend upon whether the Dealer Claim is treated pursuant to the Settlement Treatment or the Non-Settlement Treatment. Under the Settlement Treatment, holders of Dealer Claim are entitled to payments of cash or distribution of

Contracts. The Plan provides that all payments of cash made under the Settlement Treatment will commence on the second Quarterly Payment Date, and will continue on each Quarterly Payment Date thereafter up to two years after the Effective Date. The Settlement Treatment also provides for distributions of certain Contracts. Those Contracts will be distributed on the first Quarterly Payment Date, unless they are subject to securitizations, in which case they will be distributed on the Quarterly Payment Date that follows the date on which the Contracts are released from the securitizations.

          Only cash payments will be made under the Non-Settlement Treatment. The Plan provides that those cash payments will commence on the second Quarterly Payment Date, and will continue on each Quarterly Payment Date thereafter up to two years after the Effective Date. With respect to any Dealer Claim that is not an Allowed Claim on any Quarterly Payment Date, payments will not be made until the Quarterly Payment Date that follows the date on which the Dealer Claim becomes an Allowed Claim. If that date is subsequent to the last scheduled Quarterly Payment Date, the entire payment amount will be made within ten Business Days after the date on which the Dealer Claim becomes an Allowed Claim.

          e.   Delay or Deferral of Distributions
               ----------------------------------

          The making of quarterly payments owing under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 are subject to, and will be delayed or deferred as follows:

          (i) The Debtor will not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet first receives from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and unless there is no accrued but unpaid interest owing to Fleet on December 26, 1997;

          (ii) The Debtor will not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) of the Plan) due to Fleet on the same date is paid in full;

          (iii) The Debtor will not make payments with respect to Unsecured Claims collectively exceeding $1.5 million on the initial Quarterly Payment Date and will not make payments with respect to Unsecured Claims, Dealer Claims (other than Enrollment Fee Claims and Voucher Claims under the Settlement Treatment) and the Jaymed Claim collectively exceeding $2.4 million on the second or any subsequent Quarterly Payment Date;

          (iv) The Debtor may defer all or part of any of the payments otherwise due under the Plan in the event of and to the extent of an Insufficient Funds Determination. An Insufficient Funds Determination is a good faith determination by the Debtor that it has insufficient funds with which to make any such payment or that after any such payment it would have insufficient working capital. In the event of an Insufficient Funds Determination, the amount of any deferred quarterly payment will be payable (a) if deferred prior to the Fleet Payment Date, beginning on the Quarterly Payment Date that follows the Fleet Payment Date and on each subsequent Quarterly Payment Date as necessary until such deferred payment amount is paid in full or (b) if deferred after the Fleet Payment Date, on each Quarterly Payment Date after the date of deferral on which the Debtor has available funds, as necessary until such deferred payment amount is paid in full. The Fleet Payment Date is September 30, 1998; or

          (v) The Debtor will have no authority to make payments on any date that a Fleet Payment Default or a Fleet Payment Default Condition exists. A Fleet Payment Default is a failure by the Debtor to pay any portion of the Secured Fleet Claim on, or within ten (10) days after, the due date thereof, or the failure to pay the entire accelerated amount of the Secured Fleet Claim upon or after the occurrence of any Event of Default. A Fleet Payment Default Condition is a condition resulting from the failure of the Debtor to pay any installment of the Secured Fleet Claim as provided in Section 4.2(b) of the Plan, but before ten (10) days have elapsed such that the failure becomes a Fleet Payment Default. Any payments delayed as a consequence may not be made until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim). If, however, a Fleet Payment Default exists on a Quarterly Payment Date, any payments due on such Quarterly Payment Date will be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim). Also, if a Fleet Payment Default has occurred twice during a quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim) any payments due on such Quarterly Payment Date will be deferred until after the Fleet Payment Date.

          In the event of a partial deferral of payments, the deferral will be allocated among the Classes containing Unsecured Claims, Dealer Claims and the Jaymed Claim on the basis of a 25% reduction in the payment amount otherwise owing with respect to Unsecured Claims, a 37-1/2% reduction in the payment amount otherwise owing with respect to Dealer Claims, and a 37-1/2% reduction in the payment amount otherwise owing with respect to the Jaymed Claim. If any such deferral results from an Insufficient Funds Determination, the Debtor will provide on or before the Quarterly Payment Date to which the deferral relates a written certification to Fleet and the Trustee of the basis for making the Insufficient Funds Determination.

B.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
     -----------------------------------------------------------

     1.   ADMINISTRATIVE EXPENSE CLAIMS

          Administrative Expense Claims are claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections 330 or 503(b) of the Bankruptcy Code and fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

          Pursuant to the Plan, each holder of an Allowed Administrative Expense Claim will receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as practicable, except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment. Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, will be paid in full and performed by the Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

          The Plan establishes a Bar Date by which Administrative Expense Claims must be asserted. That Bar Date is 45 days after the Effective Date of the Plan. To assert an Administrative Expense Claim, a holder must file with the Bankruptcy Court and serve on the Debtor a request for payment. At a minimum, a request for payment must include the name of the holder of the Claim, the amount of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached. In the case of an entity seeking an award of compensation for services rendered or reimbursement of expenses incurred under sections 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5) or 506(b) of the Bankruptcy Code, the request for payment must take the form of an application and must comply with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules governing applications for compensation and reimbursement. Any Administrative Expense Claim that is not asserted within 45 days after the Effective Date will be forever barred and discharged.

          All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) will file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses through the Confirmation Date by the date that is 45 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, if granted such an award by the Bankruptcy Court and (b) will be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor.

          In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

          The Debtor estimates that Administrative Expense Claims as of September 30, 1997 will be in the approximate amount of $3,250,000.

          The fees and costs of professional persons retained by the Debtor and the Creditors' Committee represent a significant portion of those estimated Administrative Expense Claims. As of July 31, 1997, fees and costs for the primary professionals had accrued, subject to allowance by the Bankruptcy Court, in the following approximate amounts: (a) for the Debtor's Professionals, (i) Weil, Gotshal & Manges LLP, $900,000, (ii) Baker & McKenzie, $325,000, and (iii) Ernst & Young LLP, $210,000; and (b) for the Creditors' Committee's Professionals, (i) Simon, Anisman, Doby & Wilson, P.C., $425,000, (ii) Price
Waterhouse LLP, $200,000, and (iii)   Navarro Group, $60,000.

     2.   PRIORITY TAX CLAIMS

          Pursuant to the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of a Priority Tax Claim will receive, at the sole option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8 1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Debtor estimates that it has no Allowed Priority Tax Claims.

     3.   CLASS 1 - OTHER PRIORITY CLAIMS

          The Other Priority Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within 90 days prior to commencement of the Chapter 11 Case to the extent of $4,000 per employee and
(ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,000, less (y) the aggregate amount paid to such employees from the estate for wages, salaries or commissions.

          Pursuant to the Plan, each holder of an Allowed Other Priority Claim will receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. The Debtor estimates that Other Priority Claims arising from claims by the Debtor's current and former employees will be approximately $250,000.

          See Section V.C.3., "The Plan of Reorganization -- Summary of Other Provisions of the Plan -- Enforcement of Bar Date for Filing Proofs of Claim," for a discussion of the compromise offered to holders of Other Priority Claims that are referred to in the Plan as June 16 Filers, meaning that they filed their proofs of claim after May 15, 1997 but before June 16, 1997. In summary, if any June 16 Filer is willing to reduce the amount of their otherwise allowable Other Secured Claim by 25%, the late filing of its proof of claim will be excused with the necessity of obtaining an order deeming the late proof of claim to be timely filed.

     4.   CLASS 2 - SECURED FLEET CLAIM

          Class 2 consists of the Allowed Secured Fleet Claim, which arises under that certain Loan and Security Agreement, entered into by the Debtor and Shawmut Capital Corporation, predecessor in interest to Fleet, under certain of the pre-petition loan documents, dated on or about April 4, 1995 (hereinafter, the term "Fleet" will encompass both Fleet and Shawmut Corporation). The Loan and Security Agreement, as amended (the "Old Fleet Loan Agreement") was subsequently amended seven times, most recently on January 9, 1997. The Old Fleet Loan Agreement, including all amendments thereto, and documents related thereto were attached as Exhibit "A" to the Addendum to Fleet's Objection to the Debtor's Emergency Motion For Authorization to Use Cash Collateral, and filed with the Bankruptcy Court on February 10, 1997 (the "Fleet Objection"). To secure the prompt payment and performance of any and all obligations, liabilities, indebtedness of the Debtor to Fleet arising under the Old Fleet Loan Agreement and the Fleet loan documents in connection thereto (collectively, the "Old Fleet Loan Documents"), including the "Obligations" as defined in the Old Fleet Loan Agreement (collectively, the "Fleet Indebtedness"), the Debtor granted to Fleet pursuant to the Loan Agreement security interests in and liens upon substantially all of the Debtor's assets, including all accounts, inventory, equipment, general intangibles, documents, instruments and chattel paper and all the proceeds thereof (collectively, the "Fleet Collateral").

          As of the Commencement Date, the Debtor owed to Fleet $63,079,797.34 in unpaid principal, exclusive of accrued but unpaid interest, attorneys' fees, costs and expenses. Since the Commencement Date, pursuant to the cash collateral orders referred to above, the Debtor reduced the amount owed to Fleet to approximately $41.1 million as of August 1, 1997. The amount owed to Fleet will have been further reduced by another $6.75 million by September 30, 1997.

          Fleet has incurred attorneys fee's, costs and expenses in the approximate amount of $400,000 through March 31, 1997 in connection with the Allowed Secured Fleet Claim, and it will incur additional attorney's fees, costs and expenses through the Effective Date. With approval of the Bankruptcy Court, such fees, costs and expenses may be paid by the Debtor pursuant to section 506(b) of the Bankruptcy Code. The Debtor has agreed to pay such fees, costs and expenses up to $300,000 on the later of the Effective Date or the date of entry of an order from the Bankruptcy Court approving such fees, costs and expenses. All attorney's fees, costs and expenses incurred by Fleet in excess of $300,000, to the extent approved by the Bankruptcy Court, will be paid by the Debtor as described below.

          Notwithstanding anything else contained in the Disclosure Statement, or any amendments thereto, or anything else contained in the Plan, or any amendments thereto, the holder of the Allowed Secured Fleet Claim will be paid
(i) in accordance with the terms of the New Fleet Documents to be included in the Plan Supplement, and (ii) as described below. To the extent that the terms providing for payment of the Allowed Secured Fleet Claim in this Disclosure Statement or in the Plan conflict with the terms providing for the payment of the Allowed Secured Fleet Claim in the New Fleet Documents, the terms of the Plan will control.

          Upon the Effective Date and pursuant to the terms of the New Fleet Documents, Fleet as the holder of the Allowed Secured Fleet Claim will be treated as follows:

     a.   Deemed Allowance.  Upon the Effective Date, the Allowed Secured Fleet
          ----------------
Claim will be treated as an allowed, fully secured Claim and from and after the Effective Date will be paid pursuant to the terms of the Plan and the New Fleet Documents, without defense, offset or counterclaim.

     b.   Interest.  Interest will continue to accrue and be paid with respect
          --------
to the principal amount of the Allowed Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which will be paid as set forth in
Section 4.2(b)(9) of the Plan) monthly, in arrears, on the last day of the month (except as to the payment for the month of December 1997, which will be made on December 26, 1997), at a variable rate per annum equal to the Base Rate in effect from time to time; provided, however, that from and after the occurrence and during the continuance of an Event of Default, interest will accrue at the Default Rate. Interest will be calculated as provided in the New Fleet Documents.

     c.   Monthly Principal Amortization.  The outstanding principal balance of
          ------------------------------
the Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which will be paid as set forth in Section 4.2(b)(9) of the Plan) will be due and payable from and after the Effective Date to the holder of the Allowed Secured Fleet Claim Fleet, on the last day of the month (except as to the payment for the month of December 1997, which will be made on December 26,
1997), in monthly installments which will be in the amounts specified below:

                                         Per Month
          Month                       Installment Amount
          -----                       ------------------

          October 1997                   $2.5 million
          November 1997                  $2.5 million
          December 1997                  $3.0 million
          January through June 1998      $3.0 million
          July through August 1998       $3.5 million

The remaining unpaid balance on the New Fleet Note will be due and payable on September 30, 1998.

     d.   Limitation on and Deferral of Payment to Other Creditors.  The Debtor
          --------------------------------------------------------
will be permitted to make payments to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim pending payment in full of the Secured Fleet Claim subject to the limitations set forth in Section 7.1(f) of the Plan, as described previously herein. See Section V.A.2.e., "The Plan of Reorganization -- Essential Elements of the Plan -- Distributions Under the Plan -- Delay or Deferral of Distributions."

     e.   Fleet Collateral.  The Secured Fleet Claim will be secured by all of
          ----------------
the Fleet Collateral. The Plan defines the Fleet Collateral to include (i) all Collateral that secured payment of the Secured Fleet Claim as of the Commencement Date; (ii) all property that the Debtor acquired after the Commencement Date and that became Collateral for the Secured Fleet Claim pursuant to any of the Cash Collateral Orders; (iii) effective upon the Effective Date, the legal and beneficial ownership interests of the Debtor in Funding Trust, subject to the prior lien of Prudential and a carve-out of $2.5 million for professional fees and expenses; and (iv) all proceeds of the foregoing items, all as more fully set forth in the New Fleet Documents. Notwithstanding the foregoing, from and after the Effective Date, the Fleet Collateral will not include the Contributed Non-Accrual Contracts or any interest in the Non-Accrual Contract Trust.

          As to the Contributed Non-Accrual Contracts, Fleet will be deemed to have released its Liens upon such Contracts as of the Effective Date. The Debtor will use its best efforts to identify for Fleet in writing, as soon as practicable prior to the commencement of the Confirmation Hearing, all of the Contributed Non-Accrual Contracts existing as of August 31, 1997 as to which Fleet's Lien will be released.

          In consideration of the use of funds prior to the Fleet Payment Date to pay Unsecured Claims, Dealer Claims and Jaymed Claims as provided in Section 4.2(b)(4) of the Plan, and in further consideration of the release of Liens provided for therein, upon the Effective Date, and as more fully provided under the New Fleet Documents, Fleet as the holder of the Secured Fleet Claim will be granted a Lien upon the Debtor's legal and beneficial ownership interest in Funding Trust. That Lien, however, will be subject to the prior Lien of Prudential, and will be further subject to a carve-out of up to $2.5 million in aggregate for Allowed fees and expenses awarded to professional persons retained by the Creditors' Committee and the Debtor to the extent not satisfied by the Debtor prior to the Effective Date.

     f.   Right to Adequate Protection Payments.  Upon the Effective Date, Fleet
          -------------------------------------
as the holder of the Allowed Secured Fleet Claim will be entitled indefeasibly to all of the adequate protection payments received under the prior Cash Collateral Orders, with such payments being credited to the calculation of the Allowed Secured Fleet Claim.

     g.   Debtor Release of Claims.  Upon the Effective Date, and as more fully
          ------------------------
provided in the Plan, all Causes of Action, if any, that the Debtor (or any person by, through, or under the Debtor) may have or assert against Fleet or its participant, or any affiliate, or officer, director, or agent, representative, attorney of any of the foregoing parties, will be deemed irrevocably released.

     h.   Default Rights.  Upon and after the occurrence of an Event of Default,
          --------------
Fleet as the holder of the Secured Fleet Claim will be authorized to (i) accelerate the maturity and demand payment of all of the Secured Fleet Claim,
(ii) enforce its Liens with respect to the Fleet Collateral, and (iii) take such other action and exercise such other rights and remedies as are available to such holder under the New Fleet Documents or applicable law. From and after the occurrence and during the continuance of any such Event of Default, the principal amount of the Secured Fleet Claim will bear interest at the Default Rate.

     i.   Payment of Allowed Fleet Expenses.  On the Effective Date, the Debtor
          ---------------------------------
will pay to Fleet the sum of $300,000 in partial payment of the Allowed Fleet Expenses. The balance of such Allowed Fleet Expenses will be paid in six equal, or substantially equal, monthly installments, commencing on October 31, 1997, and continuing on November 30, 1997, December 26, 1997, January 31, 1998, February 28, 1998 and March 31, 1998, until paid in full, without any interest except interest at the Default Rate after the occurrence and during the continuance of an Event of Default.

     5.   CLASS 3 - SECURED PRUDENTIAL CLAIM

          Class 3 consists of the Allowed Secured Prudential Claim, which arises under that certain Trust Shares Pledge Agreement dated December 23, 1996. As of the Commencement Date, approximately $4,987,056.00 was outstanding in respect of the Original Prudential Note. As of the date hereof, pursuant to the cash collateral orders referred to above, Jayhawk had paid all principal and interest owed to Prudential. The obligation remaining is attorney's fees and other costs accruing under the loan agreement since the Commencement Date, the amount and allowability of which are subject to approval of the Bankruptcy Court.

          Pursuant to the Plan, the holder of an Allowed Secured Prudential Claim will payment in full of the remaining amount due, as determined by the Bankruptcy Court, either on the Effective Date and the date of entry of a Final Order of the Bankruptcy Court, or as soon thereafter as is practicable. Accordingly, the Allowed Secured Prudential Claim is unimpaired.

     6.   CLASS 4 - OTHER SECURED CLAIMS

          Class 4 consists of any Other Secured Claims other than the Secured Fleet Claim and the Secured Prudential Claim. Although a number of proofs of claim alleging security held for Claims have been filed, the Debtor believes that at the conclusion of the claims objection process there will be no Other Secured Claims.

          Each Other Secured Claim is deemed to be separately classified in a subclass of Class 4 and will have all rights associated with separate classification under the Bankruptcy Code.

          Pursuant to the Plan, except to the extent that the holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtor:

     a. Each Allowed Other Secured Claim will be treated as an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of each such Allowed Claim will receive from the Debtor the amount of such Allowed Claim through (i) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; (ii) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (iii) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and (vi) authorization to enforce other legal, equitable, or contractual rights to which the holders of such Allowed Claim may otherwise be entitled;

     b. Each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Claim, including any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the Date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or
                                         --

     c. Each holder of an Allowed Other Secured Claim will receive the Collateral securing its Claim in full and complete satisfaction of such Claim on the later of the Effective Date, or as soon thereafter as is practicable.

     7.   CLASS 5 - UNSECURED CLAIMS

          Class 5 consists of Unsecured Claims against the Debtor. Such Claims include, but are not limited to, Claims in respect of the rejection of leases of non-residential real property and executory contracts, personal injury claims and claims arising from prepetition litigation involving the Debtor. All Tort Claims are Disputed Claims. Class 5 Unsecured Claims do not include claims arising from executory contracts that were assumed by the Debtor pursuant to section 365 of the Bankruptcy Code. The Debtor estimates that the amount of the Claims in Class 5, including interest payable under the Plan, will aggregate approximately $4.138 million.

          Pursuant to the Plan, each holder of an Allowed Unsecured Claim will receive payment in full of such Allowed Unsecured Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal.
                                   -----------------------

          Such payment will be made over a period of one year following the Effective Date, in four unequal quarterly payments, with the first quarterly payment being due on the initial Quarterly Payment Date, and with subsequent quarterly payments being due on each Quarterly Payment Date thereafter, subject to deferral as discussed below.

          The aggregate amount of each quarterly payment to all holders of Allowed Unsecured Claims will not exceed $1,500,000 on the initial Quarterly Payment Date, $900,000 on the second and third Quarterly Payment Date, and the remaining balance due on the fourth Quarterly Payment Dates. Each holder of an Allowed Unsecured Claim will receive a pro rata share of such aggregate amount. The following is a projected payment schedule for Class 5 Unsecured Claims:

                    Date             Amount
                    ----             ------

            December 26, 1997       1,500,000
            March 31, 1998            900,000
            June 30, 1998             900,000
            September 30, 1998        837,888

          Any quarterly payment due under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan.

          See Section V.C.3., "The Plan of Reorganization -- Summary of Other Provisions of the Plan -- Enforcement of Bar Date for Filing Proofs of Claim," for a discussion of the compromise offered to holders of Unsecured Claims that are referred to in the Plan as June 16 Filers, meaning that they filed their proofs of claim after May 15, 1997 but before June 16, 1997. In summary, if any June 16 Filer is willing to reduce the amount of their otherwise allowable Unsecured Claim by 25%, the late filing of its proof of claim will be excused with the necessity of obtaining an order deeming the late proof of claim to be timely filed.

     8.   CLASS 6 - DEALER CLAIMS

          Class 6 consists of Dealer Claims. The Plan defines Dealer Claims as Claims of any kind or basis held by Dealers, including, without limitation, Claims based upon enrollment fees paid by such Dealer to the Debtor, unused vouchers provided to such Dealer by the Debtor, future collections on Contracts purchased by the Debtor from such Dealer, breach of a Dealer Agreement, or a Dealer's relationship with the Debtor.

          Dealer Claims are impaired under the Plan, and holders of Allowed Dealer Claims are entitled to vote to accept or reject the Plan. Because the Debtor has filed an objection to all Dealer Claims as part of the Dealer Estimation Motion, the Debtor asserts that there are no Allowed Dealer Claims and that no Dealers would be entitled to vote unless the Bankruptcy Court agreed to temporarily allow the Dealer Claims for voting purposes only. Pursuant to the Dealer Estimation Motion, and to avoid disenfranchising the Dealers, the Debtor requested that the Bankruptcy Court temporarily estimate all Dealer Claims for voting purposes based upon the $185 million collection scenario. The Bankruptcy Court granted the Debtor's request pursuant to the Voting Procedures Order. The Voting Procedures Order provides that only those Dealers whose Dealer Claims are estimated in amounts exceeding $0.00 are permitted to vote to accept or reject the Plan. Those Dealers whose Dealer Claims are estimated in the amount of $0.00 are not permitted to vote unless they file a motion with the Bankruptcy Court requesting that their Dealer Claims be temporarily allowed for voting purposes in another amount. The deadline for filing and serving any such motion is September 22, 1997, at 4:00 p.m. Central Time, and the hearing on any such motion will be held on September 29, 1997, at 9:30 a.m. Central Time. The Dealer will have the burden of proving that its Dealer Claim should be temporarily allowed in an amount greater than $0.00.

          All Dealers who are May 15 Filers or June 16 Filers will receive a Ballot and Treatment Election Form. Even though a Dealer with an estimated Dealer Claim of $0.00 is not permitted to vote without an order of temporary allowance, such a Dealer is entitled to elect a treatment option as set forth on the Ballot and Treatment Election Form, and as described below.

          The treatment of Dealer Claims under the Plan results from negotiations between the Debtor and the Creditors' Committee, encouraged by the Bankruptcy Court, to resolve the issues raised in the Dealer Estimation Motion as to the allowability and amount of Dealer Claims. The goal of the negotiations was to provide a compromise for Dealers who were not interested in spending time and money to litigate their Claims pursuant to the Dealer Estimation Motion. The negotiations resulted in the terms set forth in Section
4.6 of the Plan, which provide a Settlement Treatment and a Non-Settlement Treatment.

     a.   Settlement Treatment.  The Settlement Treatment is available to
          --------------------
Dealers (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(b) of the Plan, and (ii) who are May 15 Filers or June 16 Filers but who do not elect either to receive the Settlement Treatment or the Non-Settlement Treatment. A Late Filer will be deemed to have elected the Non-Settlement Treatment.

          The Settlement Treatment provides for a mutual release of claims between the Settling Dealers and the Debtor and, accordingly, the Dealer Estimation Motion will be dismissed as to the Claims of the Settling Dealers and all other objections of the Debtor to such Claims will be waived and relinquished.

          The Settlement Treatment divides Dealer Claims into four parts, all of which may not be available to each Dealer, depending on whether the Dealer satisfies the eligibility requirements for each of parts. The treatment of each of the parts is different, as described below. The four parts are Enrollment Fee Claims, Voucher Claims, Comprehensive Claims and Dealer Settlement Rights.

          The Ballot and Treatment Election Form that has been provided to you herewith identifies each of the parts of a Dealer Claim that is applicable to you, and it sets forth the Claim amount that is attributable to each applicable part in accordance with the provisions of the Plan.

          (1)  Enrollment Fee Claim:

          An Enrollment Fee Claim is a Claim of a Dealer based upon enrollment fees paid by such Dealer to the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor. The Debtor's position is that no Dealer is entitled to an Allowed Enrollment Fee Claim, and the Debtor has sought to disallow Enrollment Fee Claims under the Dealer Estimation Motion. As a compromise of the issue, however, and only pursuant to the Settlement Treatment, the Debtor has agreed to accord some value to Enrollment Fee Claims held by eligible Dealers. For this purpose, an eligible Dealer is one who (i) entered into a Dealer Agreement with the Debtor on or after June 7, 1996, which Dealer Agreement was not terminated by the Debtor in accordance with the terms thereof, and (ii) filed a proof of claim on or before June 16, 1997 specifically alleging an Enrollment Fee Claim (a Dealer cannot become eligible by amending its proof of claim after June 16, 1997 to allege an Enrollment Fee Claim). Your Ballot and Treatment Election Form will indicate if you are eligible for an Enrollment Fee Claim.

          The amount of an Enrollment Fee Claim of an eligible Dealer will differ depending on whether the Dealer timely filed its proof of Claim. If a Dealer is a May 15 Filer (meaning that it filed its proof of claim on or before the May 15, 1997 bar date), then the Dealer will be granted an Allowed Enrollment Fee Claim equal to 100% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh day of each month through the sixth day of the next following month) between the effective date of its Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period). Alternatively, if a Dealer if June 16 Filer (meaning that it filed its proof of claim after the May 15, 1997 bar date but on or before June 16, 1997), the Dealer will be granted an Allowed Enrollment Fee Claim equal to 75% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh day of each month through the sixth day of the next following month) between the date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period).

          Depending on the total amount of Allowed Enrollment Fee Claims, including Allowed Enrollment Fee Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Enrollment Fee Claims, the amount of a Dealer's Allowed Enrollment Fee Claim may not be paid in full. As set forth in the Plan, the payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Enrollment Fee Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $139,468.75 minus the amount of all Allowed Enrollment Fee Claims held by Dealers receiving the Non-Settlement Treatment. The settlement fund amount of $139,468.75 is the Debtor's estimate of the amount required to pay all Allowed Enrollment Fee Claims, in the amounts determined by the settlement terms, in full. If Enrollment Fee Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of an Enrollment Fee Claim will be reduced on a pro rata basis.

          The total payment amount will be paid over a period of two years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter. The following is a projected payment schedule for Enrollment Fee Claims:


                         Date            Amount
                         ----            ------

                 March 31, 1998          17,434
                 June 30, 1998           17,434
                 September 30, 1998      17,434
                 December 26, 1998       17,434
                 March 31, 1999          17,434
                 June 30, 1999           17,434
                 September 30, 1999      17,434
                 December 26, 1999       17,434

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (2)  Voucher Claim:

          A Voucher Claim is a Claim of a Dealer based upon unused vouchers provided to such Dealer by the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor. The Debtor's position with respect to Voucher Claims is similar to its position with respect to Enrollment Fee Claims, and it has similarly sought to disallow Voucher Claims pursuant to the Dealer Estimation Motion. The treatment of Voucher Claims under the Settlement Treatment represents a compromise of the issue on behalf of eligible Dealers. An eligible Dealer for purposes of a Voucher Claim is one who filed a proof of claim on or before June 16, 1997 specifically alleging a Voucher Claim (not including any Dealer who filed an amended proof of claim after June 16, 1997 to allege a

Voucher Claim). If you are entitled to a Voucher Claim, your Ballot and Treatment Election Form will so indicate.

          As with Enrollment Fee Claims, the amount of a Voucher Claim of an eligible Dealer will differ depending on whether the Dealer timely filed its proof of Claim. If a Dealer is a May 15 Filer, then the Dealer will be granted an Allowed Voucher Claim equal to 100% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim. If the Dealer is a June 16 Filer, then the Dealer will be granted an Allowed Voucher Claim equal to 75% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim.

          The total payment amount to be received by eligible Dealers with respect to an Allowed Voucher will depend on the total amount of Allowed Voucher Claims, including Allowed Voucher Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Voucher Claims. The Plan provides that the total payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Voucher Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $10,000 minus the amount of all Allowed Voucher Claims held by Dealers receiving the Non-Settlement Treatment. The settlement fund amount of $10,000 is the Debtor's estimate of the amount required to pay all Allowed Voucher Claims, in the amounts determined by the settlement terms, in full. If Voucher Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of a Voucher Claim will be reduced on a pro rata basis.

          The payment terms for Allowed Voucher Claims are the same as for Allowed Enrollment Fees. The total payment amount will be paid over a period of two years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter. The following is a projected payment schedule for Voucher Claims:

                   Date            Amount
                   ----            ------

           March 31, 1998           1,250
           June 30, 1998            1,250
           September 30, 1998       1,250
           December 26, 1998        1,250
           March 31, 1999           1,250
           June 30, 1999            1,250
           September 30, 1999       1,250
           December 26, 1999        1,250

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (3)  Comprehensive Claim:

          A Comprehensive Claim is a Claim consisting of all components of a Dealer Claim other than an Enrollment Fee Claim, a Voucher Claim or a Dealer Settlement Right, which components specifically include, without limitation, a Claim of a Dealer for future collections on Contracts purchased by the Debtor from such Dealer, a Claim for breach of a Dealer Agreement, or any other Claim based on or arising from a Dealer Agreement or a Dealer's relationship with the Debtor.

          Pursuant to the Dealer Estimation Motion, the Debtor sought to estimate the amount of Dealer Claims, consisting primarily of Comprehensive Claims, based upon a $170 million collection scenario. Since the date of filing the Dealer Estimation Motion, the Debtor has determined that a $170 million collection scenario is far too optimistic and that a $155.5 million collection scenario is more accurate. Accordingly, the Debtor intends to amend the Dealer Estimation Motion to seek to estimate Dealer Claim based upon a $155.5 million collection scenario, which will result in much lower amounts for Dealer Claims receiving the Non-Settlement Treatment. For purposes of the Settlement Treatment, however, the Debtor has agreed to estimate the amount of Comprehensive Claims based upon a $185 million collection scenario, applying the same methodology and assumptions contained in the Dealer Estimation Motion.
This accords in excess of $25 million in additional estimated collections for distribution among eligible Dealers.

          To be eligible for a Comprehensive Claim, a Dealer must be entitled to some amount of future collections from its pool of Contracts based upon the Debtor's $185 million collection scenario. If the Dealer is so entitled, and the Dealer is a May 15 Filer, it will be granted an Allowed Comprehensive Claim equal to 100% of the estimated amount of such Dealer's future collections based upon the Debtor's $185 million collection scenario. If, however, the Dealer is a June 16 Filer, it will be granted an Allowed Comprehensive Claim equal to 75% of the estimated amount of Dealer's future collections based upon the Debtor's $185 million collection scenario. Your Ballot and Treatment Election Form will indicate if you have a Comprehensive Claim.

          The total payment amount to be received by eligible Dealers with respect to their Allowed Comprehensive Claims will depend on the total amount of Allowed Comprehensive Claims, including Allowed Comprehensive Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Comprehensive Claims. The Plan provides that the total payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Comprehensive Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $8,286,803 minus the amount of all Comprehensive Claims estimated for Dealers receiving the Non-Settlement Treatment based upon the $185 million collection scenario. The settlement fund amount of $8,286,803 is the Debtor's estimate of the amount required to pay all Allowed Comprehensive Claims, in the amounts determined by the settlement terms, in full. If Comprehensive Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of a Comprehensive Claim will be reduced on a pro rata basis.

          The Plan provides that the total payment amount for Allowed Comprehensive Claims will be paid out over a period of two years from the Effective Date in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date and the next seven of which will be due on each Quarterly Payment Date thereafter. The amount of payments cannot exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Dealer Claims under the Plan pursuant to the Non-Settlement Treatment, and on the five Quarterly Payment Dates after the Fleet Payment Date, the amount of payments will equal one-fifth of the remaining balance of the Allowed Claim. The following is a projected payment schedule for Comprehensive
Claims:

                  Date                Amount
                  ----                ------

             March 31, 1998            750,000
             June 30, 1998             750,000
             September 30, 1998        750,000
             December 26, 1998       1,207,361
             March 31, 1999          1,207,361
             June 30, 1999           1,207,361
             September 30, 1999      1,207,361
             December 26, 1999       1,207,361

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (4)  Dealer Settlement Right:

          A Dealer Settlement Right is a right defined solely to encompass the entitlement of certain Dealers under the Settlement Treatment to receive an interest in the Non-Accrual Contract Trust that is to be established pursuant to the Plan.

          The Non-Accrual Contract Trust will be governed by a trust agreement to be included in the Plan Supplement. The Bankruptcy Court will appoint a person to serve as Trustee of the Non-Accrual Contract Trust. The primary assets of the Non-Accrual Contract Trust are certain Contributed Non-Accrual Contracts, which are identified in Sections 5.3 and 5.4 of the Plan, having an aggregate remaining principal amount of $110 million. Based upon the assumptions used with respect to the Debtor's collection matrix, the Contributed Non-Accrual Contracts will generate future cash collections in the range of one to two percent of their outstanding principal amount, less expenses of collection. As of June 30, 1997, the aggregate remaining principal amount of Non-Accrual Contracts (whether owned by the Debtor or by Funding Trust) was approximately $160 million. Of that amount, approximately $72 million was attributable to May 15 Filers and June 16 Filers.

          A Non-Accrual Contract is a Contract that is categorized in the Debtor's collection records, maintained in the ordinary course of business and in a manner that is consistent with past practices existing as of June 30, 1997, as "Non-Accrual." Essentially, a Non-Accrual Contract is one with an inactive collection status. The term Non-Accrual Contract specifically includes any Contract that is identified in such collection records as "Collection," "Insurance," "Repo Posted," "Bankruptcy," and "Other." A Contract that is categorized as "Repo-Auction Not Posted" is specifically excluded from the term. Only those Non-Accrual Contracts described in Sections 5.3 and 5.4 of the Plan are Contributed Non-Accrual Contracts for purposes of the Non-Accrual Contract Trust.

          The establishment of the Non-Accrual Contract Trust provides a mechanism for those Dealers receiving the Settlement Treatment whose Contract Pool contains Non-Accrual Contracts existing as of August 31, 1997 to receive additional value under the Plan. Such additional value will come in the form of an interest in the Non-Accrual Contract Trust entitling them to receive distributions of their pro rata share of Net Trust Collections. Each Dealer's pro rata share of Net Trust Collections is determined based upon the outstanding principal amount of the Dealer's Non-Accrual

Contracts as of August 31, 1997 as compared to the outstanding principal amount of all Non-Accrual Contracts as of such date. For any June 16 Filers, the amount of a Dealer's interest in the Trust will be discounted by 25% in settlement of the late proof of claim filing issue.

          Net Trust Collections are defined as the proceeds received by the Non-Accrual Contract Trust from the Contributed Non-Accrual Contracts, plus any interest, investment income or other amounts earned thereon, minus the costs incurred in establishing and administering the Non-Accrual Contract Trust (including the fees and expenses of the Trustee and any professionals retained by the Trustee). Distributions from the Non-Accrual Contract Trust will be made by the Trustee on a periodic basis as provided in the trust agreement.

          Alternatively, in lieu of receiving such distributions, the trust agreement may provide a right for each Dealer to receive a return of the Non-Accrual Contracts within the Non-Accrual Contract Trust that are part of the Dealer's Contract Pool. The trust agreement will provide a time period within which such right must be exercised, and it will require that the Trustee provide notice to participating Dealers of such right and of the deadline for its exercise.

          Your Ballot and Treatment Election Form will indicate whether any of the Contracts in your Contract Pool constituted Non-Accrual Contracts as of June 30, 1997. However, because the operative date for determining the Non-Accrual Contracts to be contributed to the Trust is August 31, 1997, the number of Contracts and remaining principal amount of Contracts that may be shown on your Ballot will change, in most cases on an increasing basis. In addition, due to dollar amount limitations on the Non-Accrual Contracts to be contributed to the Trust, it is possible that not all of the Non-Accrual Contracts in a particular Dealer's Contract Pool as of August 31, 1997 will be contributed to the Trust.

          The provisions of Article V of the Plan should be consulted for additional information concerning the Non-Accrual Contract Trust.

     b.   Non-Settlement Treatment.  The Non-Settlement Treatment is provided to
          ------------------------
Dealers (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(c) of the Plan or (ii) who are Late Filers.

          Holders of Dealer Claims receiving the Non-Settlement Treatment are required to litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion. Dealers who are May 15 Filers will have Allowed Dealer Claims only pursuant to and in accordance with Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion. There will be an additional burden on Dealers who are June 16 Filers or Late Filers. Such Dealers will be eligible to have Allowed Dealers Claims only if their proofs of claim are deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such Dealer filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan. If they are successful in proving excusable neglect, such Dealers will then have Allowed Dealer Claims only pursuant to and in accordance with Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion.

          Under the Non-Settlement Treatment, Dealers granted Allowed Dealer Claims will receive payment in full of the Allowed amount of their Claims, with interest over a period of two years from the Effective Date, in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date and the next seven of which will be due on each Quarterly Payment Date thereafter. The amount of payments cannot exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Comprehensive Claims under the Plan pursuant to the Settlement Treatment, and on the five Quarterly Payment Dates after the Fleet Payment Date, the amount of payments will equal one-fifth of the remaining balance of the Allowed Claim.

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described.

     9.   CLASS 7 - JAYMED CLAIM

          Class 7 consists of the Allowed Jaymed Claim, which is the Claim of Jaymed against the Debtor in the principal amount of $7,100,000, exclusive of interest, as of the Commencement Date.

          Pursuant to the Plan, the holder of the Allowed Jaymed Claim will receive payment in full of such Allowed Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which payment will be made over a
                      -----------------------
period of two years following the Effective Date, in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date, with subsequent quarterly payments being due on each Quarterly Payment Date thereafter.

          The amount of any quarterly payment cannot exceed $750,000 on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date. Thereafter, the amount of each quarterly payments will equal one-fifth of the remaining balance of the Allowed Claim on the five Quarterly Payment Dates after the Fleet Payment Date. The following is a projected payment schedule for the Jaymed Claim:

                      Date             Amount
                      ----             ------

              March 31, 1998            750,000
              June 30, 1998             750,000
              September 30, 1998        750,000
              December 26, 1998       1,232,668
              March 31, 1999          1,232,668
              June 30, 1999           1,232,668
              September 30, 1999      1,232,668
              December 26, 1999       1,232,668

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described.

     10.  CLASS 8 - MBIA CLAIM

          Class 8 consists of the MBIA Claim. The MBIA Claim exists under two note guaranty insurance policies (Policy Numbers 20632 and 21656) (the "Insurance Policies") and indemnity agreements (the "Indemnity Agreements") by and among MBIA Insurance Corporation, Jayhawk Funding Trust I and Norwest Bank, dated March 15, 1996 and August 7, 1996, respectively. Pursuant to the Plan, the Allowed MBIA Claim is unimpaired and will be treated as required by section 1124 of the Bankruptcy Code. That means that notwithstanding any contractual provision or applicable law that entitles the holder of the Allowed MBIA Claim to demand or receive accelerated payment of such

Allowed Claim after the occurrence of a default, the holder of such Allowed Claim will receive from the Debtor the amount of such Allowed Claim through:
(a) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount;
(b) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (c) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and (d) authorization to enforce other legal, equitable, or contractual rights to which the holder of such Allowed Claim may otherwise be entitled. The Insurance Policies and Indemnity Agreements will be deemed assumed under the Plan in order to fully effect the unimpaired treatment described herein.

          As of the date hereof, the Debtor owes no amounts to the holder of the MBIA Claim and believes that no amounts will be due and owing to such holder on the Effective Date pursuant to the terms of the Plan or otherwise.

     11.  CLASS 9 - SECTION 510(B) CLAIMS

          A Section 510(b) Claim is a Claim arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. Although a few proofs of claim alleging damages have been filed, the Debtor believes that at the conclusion of the claims objection process there will be no
Section 510(b) Claims.

          Pursuant to section 510(b) of the Bankruptcy Code, such a Claim is subordinated to all other Claims. Accordingly, the Plan provides that payments with respect to Allowed Section 510(b) Claims will not commence until all other Claims have been paid in full. Thus, the payout period for such Allowed Claims is four years, but payments do not commence until after the second year, when all other Claims should be paid in full.

          Specifically, the Plan provides that each holder of an Allowed Section 510(b) Claim will receive payment in full of such Allowed Claim, together with interest thereon at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of four years
                      -----------------------
following the Effective Date, in equal quarterly payments, with the first such payment being due on the Quarterly Payment Date that next follows the date on which Unsecured Claims, Dealer Claims and the Jaymed Claim are paid in full and with subsequent payments being due on each Quarterly Payment Date thereafter.

          For any holder of a Section 510(b) Claim that is a June 16 Filer, the Plan offers such holder the right, subject to agreement of the Debtor, to compromise the late filed claim issue by agreeing to take 25% less than the full allowable amount of such Claim. If a June 16 Filer and the Debtor so agree, then the June 16 Filer need not obtain an order from the Bankruptcy Court deeming a late filed proof of claim to be deemed timely filed.

     12.  CLASS 10 - EQUITY INTERESTS

          An Equity Interest is any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

          Pursuant to the Plan, Equity Interests will remain in effect, and each holder of an Equity Interest will continue to hold such Equity Interests after the Effective Date.

c.   SUMMARY OF OTHER PROVISIONS OF THE PLAN
     ---------------------------------------

          The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

     1.   IMPLEMENTATION OF THE PLAN

          On or before the Effective Date, the Plan will be implemented pursuant to the following: (i) all actions, documents and agreements necessary to implement the Plan will be effected or executed; (ii) the Debtor will receive any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan; (iii) the Debtor will execute and deliver to Fleet all of the New Fleet Documents; (iv) Mr. Westcott will execute and deliver to Fleet the Westcott Guaranty and the Westcott Release; and (v) Fleet will accept, execute and deliver the New Fleet Documents.

     2.   TIME AND METHOD OF DISTRIBUTIONS UNDER THE PLAN

          All distributions under the Plan will be made by the Debtor to the holder of each Claim at the address of such holder as listed on the Schedules unless the Debtor has been notified in writing (including, without limitation, by filing a proof of claim) of a change of address. The Debtor will not be obligated to recognize a transfer of a Claim occurring after the Confirmation Date.

          Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day. Any payment or distribution required to be made under the Plan on any specific day will be considered timely if made no later than ten Business Days after such date.

          Any payment of Cash made by the Debtor pursuant to the Plan will be made by check drawn on a domestic bank.

          No payment of Cash less than $10 will be made by the Debtor to any holder of a Claim unless a request therefore is made in writing to the Debtor.

          Any distributions pursuant to the Plan, including Cash, interest, or other amounts earned thereon, that are unclaimed for a period of one year after distribution thereof will be revested in the Debtor, or in the Trustee as to any distributions made from the Non-Accrual Contract Trust, and any entitlement of any holder of any Claim to such distributions will be extinguished and forever barred.

          Distributions to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim may be delayed or deferred as previously described and as set forth in Section 7.1(f) of the Plan.

     3.   ENFORCEMENT OF BAR DATE FOR FILING PROOFS OF CLAIM

          The Plan is designed to recognize and enforce the Bar Dates established by the Bankruptcy Court for the filing of proofs of claim. Generally, proofs of claim filed on or before May 15, 1997 are considered to be timely filed.

          Proofs of claims filed after May 15, 1997 but on or before June 16, 1997 are not considered to be timely, although the Plan offers compromise treatment to the untimely filers (referred to as "June 16 Filers" in the Plan, which term excludes governmental units) in lieu of requiring them to obtain an order of the Bankruptcy Court deeming their proofs of claim to be timely filed. Under the compromise treatment, the June 16 Filers would agree to reduce the amounts of their otherwise allowable Claims by 25%, in consideration of the fact that they would not be required to incur attorney's fees and costs to have their proofs of claim accepted as timely filed. If the compromise is not accepted, the June 16 Filers would be required to obtain an order of the Bankruptcy Court deeming their late proofs of claim to have been timely filed, which would require the filing of a motion within thirty days after the Effective Date, noticed to the Debtor and other necessary parties in interest, a hearing, and proof of excusable neglect in failing to timely file the proof of claim. If a Dealer is a June 16 Filer, and such Dealer does not accept the compromise, the Settlement Treatment provided for in Section 4.6(b) of the Plan is not available, and Claim of such Dealer, if Allowed, will be treated in accordance with the Non-Settlement Treatment provided in Section 4.6(c) of the Plan.

          No compromise treatment is offered for proofs of claims filed after June 16, 1997. Such proofs of claim are deemed to be disallowed unless such proofs of claim are deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of the untimely filer (referred to as "Late Filers" in the Plan, which term excludes governmental units), filed no later than thirty days after the Effective Date, after notice and a hearing, upon proving excusable neglect.

          To prove excusable neglect, a June 16 Filer or a Late Filer is required to satisfy the standard set forth in Pioneer Investment Services
                                              ---------------------------
Company v. Brunswick Associates Limited Partnership, 507 U.S. 380, 395 (1993).
---------------------------------------------------
The standard requires consideration of (i) the danger of prejudice to the debtor, (ii) the length of the delay and its potential impact on judicial proceedings, (iii) the reason for the delay, including whether it was within the reasonable control of the movant, and (iv) whether the movant acted in good faith. As to the danger of prejudice, the Plan establishes a conclusive presumption that the Debtor and all creditors will be prejudiced as a consequence of permitting any late filed proof of claim to be deemed timely filed, and the Plan provides that the Confirmation Order and/or any relating findings of fact and conclusions of law will contain a finding of prejudice to the Debtor and all creditors.

     4.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          The Bankruptcy Code gives the Debtor the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the contract or lease may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

          The Plan provides that all executory contracts and unexpired leases existing between the Debtor and any party will be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) has been renegotiated and either assumed or rejected on renegotiated terms pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (iii) is the subject of a motion to assume that is pending before the Bankruptcy Court on the Effective Date, (iv) is the subject of a motion to approve renegotiated terms and assumption or rejection on renegotiated terms that is pending before the Bankruptcy Court on the Effective Date, or (v) was entered into after the Commencement Date either in the ordinary course of business by the Debtor or pursuant to an order of the Bankruptcy Court, or (vi) is specifically treated otherwise in the Plan or the Confirmation Order.

          The insurance policies and related agreements of the Debtor will be treated as executory contracts and assumed pursuant to section 365(a) of the Bankruptcy Code. Notwithstanding the assumption of the insurance policies and related agreements, the distributions under the Plan to any holder of a Claim covered by any of such insurance policies will be made in accordance with the treatment provided under Section 7.4 of the Plan. In addition, the Debtor does not waive any claim, right or cause of action it may have against the insurer under any of the assumed policies of insurance.

          Except as may otherwise be agreed to by the parties, within 60 days after the Effective Date or as soon thereafter as is practicable, the Debtor will cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured will be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties. The Debtor is not aware of significant cure amounts that will become payable as a consequence of the assumption of any executory contract or unexpired lease.

          Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court no later than thirty days after the date of notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and its property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases will be treated as Unsecured Claims under the Plan.

          For purposes of the Plan, the obligations of the Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers, or employees that were directors, officers, or employees, respectively, on or after the Commencement Date against any obligations pursuant to the Debtor's articles of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

          To insure that they are unaffected by the Chapter 11 filing, to the extent that the Debtor is a party to or sponsor of any employment and severance practices and policies, and any employee compensation and benefit plans, policies and programs of the Debtor, if any, applicable to its employees, officers or directors including, without limitation, savings plans, retirement plans, health care plans, severance benefit plans, incentive plans and life, disability and other insurance plans, the Plan provides that such practices, policies, plans and programs will be deemed to be, and will be treated as, executory contracts, and that such practices, policies, plans and programs will be assumed under the Plan. The Debtor's obligations under such agreements, plans, policies and programs will be assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby and not be discharged in accordance with section 1141 of the Bankruptcy Code. To the extent, however, that Jayserv is the party to or sponsor of such practices, policies, plans and programs, Jayserv will continue the same in accordance with their terms, and the Chapter 11 filing will have no affect on such practices, policies, plans and programs.

          It is the Debtor's position that Dealer Agreements are not executory contracts, and that they will not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan.

          Contracts entered into by the Debtor for the purpose of obtaining automobile repossession services are not executory contracts and will not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan. Such contracts will continue in effect in accordance with their terms; except that any amounts outstanding under such contracts on the Effective Date will be treated as Unsecured Claims under Section 4.5 of this Plan.

     5.   THE NEW FLEET NOTE

          The New Fleet Note will provide as follows: (1) The Debtor and Fleet agree and stipulate that Fleet is owed $63,079,797.34 as of the Commencement Date, together with interest and other fees, costs and expenses provided in the New Fleet Loan Documents; and (2) the outstanding principal balance of the New Fleet Note together with interest thereon will be due and payable in monthly installments as set forth in the Amortization Schedule in the New Fleet Note, with a maturity date of September 30, 1998. The New Fleet Note is supplemented by the New Fleet Documents.

     6.   RETIREE BENEFITS

          To the extent that the Debtor has maintained or established in whole or part prior to the Commencement Date, any plan, fund or program (through the purchase of insurance or otherwise) providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care or benefits in the event of sickness, accident, disability, or death, the Plan provides that, pursuant to section 1114(a) of the Bankruptcy Code, the Debtor will provide, for the duration of the period for which it is obligated, payments or reimbursements due to any person under such a plan, fund or program.

     7.   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

          Unless otherwise ordered by the Bankruptcy Court, the Debtor will have the exclusive right, except with respect to applications for the allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, to object to the allowance of Claims filed with the Bankruptcy Court subsequent to the Confirmation Date.

          All objections to Claims will be served and filed within 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

          Notice of any proceedings with respect to an objection, including a settlement or withdrawal, will be sufficient if served by the Debtor on the holder of the Claim subject to the objection and the United States Trustee. All objections will be litigated to Final Order; except that the Debtor will have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court.

     8.   GOVERNANCE OF DEBTOR AFTER EFFECTIVE DATE

          The articles of incorporation and bylaws of the Debtor will be amended and restated effective on the Effective Date to the extent necessary (i) to effectuate the provisions of the Plan without further action by the Debtor, the shareholders or directors of the Debtor, and (ii) to prohibit the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code.

          On the Effective Date, the management, control and operation of the Debtor will become the general responsibility of the Board of Directors of the Debtor as reorganized hereunder, who will thereafter have the responsibility for the management, control and operation of the Debtor.

          In accordance with the Amended Articles and the Amended Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Debtor will be held on a date in 1998 selected by the Board of Directors of the Debtor, and subsequent meetings of the stockholders of the Debtor will be held at least once annually each year thereafter.

          It is contemplated that the initial Board of Directors of the Debtor as of the Effective Date will consist of those individuals currently serving as members of the Board of Directors or, if any of such members cease to serve prior to the Effective Date, any successors to such members as may be appointed consistent with the Debtor's articles of incorporation and bylaws. Each of the members of such initial Board of Directors will serve until the first annual meeting of stockholders of the Debtor or their earlier resignation or removal in accordance with the Amended Articles or the Amended Bylaws.

          The officers of the Debtor immediately prior to the Effective Date will serve as initial officers of the Debtor on and after the Effective Date. Such officers will serve in accordance with any employment agreement with the Debtor and applicable nonbankruptcy law.

          The issuance of the New Fleet Note will be authorized under the Plan without further act or action under applicable law, regulation, order or rule.

     9.   DISCHARGE OF THE DEBTOR

          The rights afforded in the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtor, or its estate, properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all such Claims against and Equity Interests in the Debtor will be deemed satisfied, discharged and released in full. Pursuant to the Confirmation Order, all parties will be precluded from asserting against the Debtor, its successors, or its assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     10.  AMENDMENT OF THE PLAN

          The Debtor may alter, amend or modify the treatment of Claims or Equity Interests provided for in the Plan in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, as set forth in Section 13.9 of the Plan.

     11.  INDEMNIFICATION

          The Plan provides that the obligations of the Debtor to indemnify, reimburse or limit the liability of certain officers, directors and employees of the Debtor will remain unaffected by the Plan and will not be discharged. Specifically, the indemnification, reimbursement and limitation of liability obligations of the Debtor will continue as to any present or former officer, director or employee who was an officer, director or employee of the Debtor on the Commencement Date or who became an officer, director or employee of the Debtor after the Commencement Date. The continuation of such obligations as to such persons applies to any event occurring before, on or after the Commencement Date.

     12.  REVOCATION OF THE PLAN

          The Debtor may revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then it will be deemed null and void.

     13.  RIGHTS OF ACTION AND AVOIDANCE ACTIONS

          Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, as of the Effective Date any Causes of Action accruing to the Debtor, including, without limitation, avoidance and recovery actions under sections 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that are not compromised, settled and satisfied prior to the Confirmation Date, will become assets of the Debtor, and the Debtor will have the authority to prosecute such Causes of Action for the benefit of the Debtor's estate.

     14.  TERMINATION OF CREDITORS' COMMITTEE

          The appointment of the Creditors' Committee, and the retention of the professionals serving the Creditors' Committee, will terminate at such time as all payments and other distributions required to be made on the initial Quarterly Payment Date are made. From and after the Effective Date, however, the professionals representing the Creditors' Committee will not be entitled to incur fees and expenses unless authorized by order of the Bankruptcy Court, upon separate motion of the Creditors' Committee and after notice and hearing.

     15.  COMPROMISE AND SETTLEMENT WITH RICHARD B. HOFFMANN

          In January 1996, the Debtor entered into an employment contract with Richard B. Hoffmann ("Hoffmann"), which contract, among other things, provided that in the event Hoffmann's employment terminated for any reason other than cause (as defined in the contract), Hoffmann would receive $250,000 (the "Severance Payment"). As of the Commencement Date, the Debtor and Hoffmann agreed that Hoffmann's employment would terminate and Hoffmann agreed to withdraw his demand for the Severance Payment. In exchange therefor, the Debtor paid Hoffmann two months' salary, extended medical benefits to Hoffmann through July 31, 1997 and agreed to make voice mail available to Hoffmann until the earlier of August 31, 1997 or the date Hoffmann secures alternative employment. The Plan constitutes a motion to the Bankruptcy Court seeking approval of the Debtor's compromise with Hoffmann, and the Confirmation Order will constitute an order of the Bankruptcy Court approving the compromise as fair and equitable and within the bounds of reasonableness.

     16.  COMPROMISE AND SETTLEMENT OF CLAIMS AGAINST FLEET

          The Debtor and Fleet will execute and deliver the New Fleet Note and the New Fleet Documents that will, among the things, compromise and settle any Causes of Action that the Debtor could have asserted against Fleet, Fleet's loan participant, Texas Commerce Bank, N.A., and any director, officer or agent of any of them (the "Fleet Released Parties") relating to any loans made by the Fleet Released Parties to the Debtor occurring prior to the Effective Date. In exchange for the release and such other treatment afforded Fleet under the New Fleet Documents, Fleet has agreed to the treatment of the Secured Fleet Claim under the Plan. Nothing in the Plan will release the Fleet Released Parties from their obligations under the New Fleet Note and the New Fleet Documents.
The treatment of the Secured Fleet Claim pursuant to the terms of the New Fleet Documents constitutes a reasonable settlement of any Causes of Action held by, through or under the Debtor or the Debtor's estate, and approval of that settlement is in the best interest of the Debtor's estate. In fact, the Debtor is not aware of any meritorious Causes of Action that it may hold against Fleet.

          Upon the Effective Date, the Plan and New Fleet Documents will control the rights and obligations of Fleet, and thereafter neither the Secured Fleet Claim nor the liens with respect thereto will be subject to challenge by the Debtor, the Creditors' Committee or any other party in interest in this case.

     17.  COMPROMISE AND SETTLEMENT WITH DEALERS

          The Plan constitutes a motion to the Bankruptcy Court seeking approval of the Settlement Treatment offered to holders of Dealer Claims pursuant to
Section 4.6(b) of the Plan, as a compromise of the issues raised in the Dealer Estimation Motion relating to the allowability and amount of Dealer Claims and of all possible claims and causes of action of the Debtor against the Settling Dealers and of the Settling Dealers against the Debtor. The Confirmation Order will constitute an order of the Bankruptcy Court approving the Settlement Treatment as fair and equitable and within the bounds of reasonableness and granting the Debtor and the Settling Dealers a full release of all possible claims and causes of action held against each other.

          The Settlement Treatment was negotiated by and between the Debtor and the Creditors' Committee. In negotiating the Settlement Treatment, the Debtor asserted that the allowable amount of Dealer Claims was no greater than the back end distributions that would be due to Dealers based upon the Debtor's estimated future collections from its portfolio of Contracts. In the Debtor's view, its portfolio of Contracts would yield a gross collection amount (from the Commencement Date) of approximately $155.5 million. This estimated amount was reduced from the Debtor's original estimate of $170 million. In contrast, the Creditors' Committee asserted that (i) historically the Debtor had not collected its portfolio of Contracts in a reasonable manner, thus resulting in less gross collections than should have been received, and resulting in damages to the Dealers (a breach of contract assertion) and (ii) the Debtor's estimate of future gross collections of $170 million was understated and would be more if the Debtor were to implement various collection procedures. The contention of the Creditors' Committee was that the Debtor should collect at least $185 million in the future.

          By the Settlement Treatment, the Debtor has agreed to assume that it will collect $185 million, which is effectively the equivalent of a ruling in favor of the Dealers based upon the position of the Creditors' Committee, in the amount of $29.5 million ($185 million less $155.5 million). This results in an aggregate increase in estimated distributions to holders of Allowed Dealer Claims in the approximate amount of $3.5 million.

          In addition to the Debtor's agreement to calculate Dealer Claims based upon an assumption of gross collections of $185 million, the Debtor agreed to contribute $110 million in outstanding principal amount of Non-Accrual Contracts to a trust to be created for the benefit of certain Dealers. While the Creditors' Committee and the Debtor may not agree as to the valuation of these Non-Accrual Contracts, it is the Debtor's estimate that they will generate future cash collections in the range of one to two percent of their outstanding principal amount, less expenses of collection.

          Finally, the Settlement Treatment provides for the allowance of certain Claims held by certain Dealers based upon assertions of Claims for enrollment fees paid to the Debtor and/or unused vouchers held by the Dealer. Under the Settlement Treatment, these Claims will be paid pursuant to certain formulas agreed to by the Debtor and the Creditors' Committee.

          It is the belief of the Debtor and the Creditors' Committee that the Settlement Treatment is a reasonable resolution of the disputes between the Debtor and the Dealers. In that regard, each of the Debtor and the Committee has considered the probability of success in the litigation; the complexity of the litigation, including the extensive documentary and witness discovery that would entail; the litigation's attendant expense, both from the perspectives of the Debtor and the individual Dealers; and the resulting inconvenience and delay, including the possibility that without the settlement confirmation of a plan of reorganization could be substantially delayed.

     18.  DEBTOR'S LIMITED RELEASE OF DIRECTORS AND OFFICERS

          As the Debtor is unaware of any such claims, and its present officers and directors have rendered valuable services to the Debtor during the Chapter 11 Case, as of the Effective Date, the Debtor will be deemed to have waived and released its present directors and officers who were directors and officers, respectively, during the Chapter 11 Case and on or before the Commencement Date from any and all claims of the Debtor, including without limitation, claims which the Debtor otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case; provided, however, that Section 13.4 of the Plan will not operate as a waiver or release of any claim (i) in respect of any loan, advance or similar payment by the Debtor to any such person, and (ii) in respect of any contractual obligation owed by such person to the Debtor.

     19.  EXCULPATION

          In accordance with the Plan and subject to Section 13.4 of the Plan ("Debtor's Limited Release of Directors and Officers"), neither the Debtor nor any of their respective members, officers, directors, employees, advisors, agents, attorneys or other professionals, and neither the Creditors' Committee nor its members, attorneys or other professionals, will have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Creditors' Committee and each of their respective members, officers, directors, employees, advisors, agents, members, attorneys and other professionals will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The Plan provides that the foregoing will not exculpate, satisfy, discharge or release any claims against officers, directors or employees of the Debtor in their individual capacities.

     20.  SUPPLEMENTAL DOCUMENTS

          A Plan Supplement will be filed with the Clerk of the Bankruptcy Court on or before the tenth day preceding the commencement of the Confirmation. The Plan Supplement will contain the New Fleet Documents, the Westcott Guaranty, the Westcott Release and the trust agreement for the Non-Accrual Contract Trust. Parties in interest may inspect the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours after the date of its filing. Alternatively, a copy of the Plan Supplement may be obtained upon written request to the Debtor in accordance with Section 13.13 of the Plan.


                  VI. CONFIRMATION AND CONSUMMATION PROCEDURE

          Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.   SOLICITATION OF VOTES
     ---------------------

          In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 2, 5, 6 7 and 9 are impaired, and the holders of Allowed Claims in such impaired Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1, 3, 4 and 8 and Equity Interests in Class 10 are unimpaired, and the holders of Allowed Claims and Equity Interests in each of such unimpaired Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

          As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.
A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not in good faith or was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

          Pursuant to the Voting Procedures Order, holders of Claims in impaired Classes 2, 5, 6 7 and 9 are entitled to vote to accept or reject the Plan if, as of the Record Holder Date, the Claims of such holders either (a) were listed in the Debtor's schedules of liabilities, as amended (the "Schedules") as not
                                                                       ---
contingent, unliquidated, or disputed (excluding scheduled claims that have been superseded by filed claims); or (b) were asserted in timely filed proofs of claim which were not disallowed, disqualified or suspended prior to computation of the vote on the Plan (the "Filed Claims"). An assignee of the holder of any such scheduled or filed claim will be entitled to vote only if a transfer and assignment document for such assignee has been noted on the Court's docket as of the close of business on the Record Holder Date, or in the case of a delay in docketing, if the filing thereof has been evidenced by file stamped copies or a declaration of filing provided by the assignee to the Balloting Agent prior to the close of business on the Record Holder Date. As to Dealers with Claims in impaired Class 6, pursuant to the Voting Procedures Order, and as a consequence of the Dealer Estimation Motion, such Dealers will be entitled to vote only if the Debtor's $185 million collection scenario produces an estimated claim amount, or if the Bankruptcy Court enters an order temporarily allowing their Claims in an amount greater than $0.00.

          The claim classification and claim amount information contained on any ballot is not binding and may not be determinative of any creditor's ultimate claim rights. An objection may be filed to a claim at any time before the claim objection deadline set forth in the Plan. If an objection is filed and granted, the classification of a claim may be changed and the amount of a claim may be reduced from what is shown on the ballot. Any creditor whose claim is subject to an objection will receive notice of, and have an opportunity to oppose, the objection.

B.   THE CONFIRMATION HEARING
     ------------------------

          The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled to commence on September 29, 1997 at 9:30 a.m. Central Time before the Honorable Steven A. Felsenthal, United States Bankruptcy Judge, at the United States Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court, the Chambers of Judge Felsenthal and the following parties on or before September 22, 1997 at 4:00 p.m., Central Time:

                    Weil, Gotshal & Manges LLP
                    Attorneys for the Debtor
                    100 Crescent Court, Suite 1300
                    Dallas, Texas 75201-6950
                    Attn:  Harry A. Perrin, Esq.
                           Stephen A. Youngman, Esq.

                    Simon, Anisman, Doby & Wilson, P.C.
                    Attorneys for the Creditors' Committee
                    400 Professional Building
                    303 W. Tenth Street
                    P.O. Box 17047
                    Fort Worth, Texas 76102-0047
                    Attn:  Michael D. Warner, Esq.

                    Office of the United States Trustee
                    1100 Commerce Street, Room 9C60
                    Dallas, Texas 75242
                    Attn:  George F. McElreath, Esq.
                           Assistant U.S. Trustee

                    Hughes & Luce, L.L.P.
                    Attorneys for Fleet Capital Corporation
                    1717 Main Street, Suite 2800
                    Dallas, Texas  75201
                    Attn:  David Weitman, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.   CONFIRMATION
     ------------

          At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

     1.   ACCEPTANCE

          Classes 2, 5, 6, 7 and 9 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan with respect to any impaired Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

     2.   UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

          To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

        (a)    Secured Creditors.  Either (i) each impaired secured creditor
               -----------------
     retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. Under the Plan, the foregoing test applies to the Secured Fleet Claim in Class 2, the Secured Prudential Claim in Class 3 and Other Secured Claims in Class 4.

        (b)    Unsecured Creditors.  Either (i) each impaired unsecured creditor
               -------------------
     receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan. The foregoing test applies to Unsecured Claims in Class 5, Dealer Claims in Class 6, the Jaymed Claim in Class 7 and the Section 510(b) Claims in Class 9.

        (c)    Equity Interests.  Either (i) each holder of an equity interest
               ----------------
     will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan. The foregoing test applies to Equity Interests in Class 10 of the Plan.

          The Debtor believes that the Plan and the treatment of all impaired Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

     3.   FEASIBILITY

          The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, Jayhawk has analyzed its ability to meet its obligations under the Plan. As part of this analysis, Jayhawk has prepared Projected Cash Flow Statement of the Reorganized Debtor (the "Projected Cash Flow Statement") from February 1997 through September 1998 (the "Projection Period"). The Projected Cash Flow Statement is annexed hereto as Exhibit D. Based upon such projections, the Debtor believes that it will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

          The Projected Cash Flow Statement is based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place in October 1997. Although the projections and information are based upon an October 1997 Effective Date, Jayhawk believes that an actual Effective Date later in the fourth quarter of 1997 would not have any material effect on the projections. The Projected Cash Flow Statement also assumes a "wind-down scenario," in which no new Contracts are purchased by the Debtor.

          Jayhawk has prepared the Projected Cash Flow Statement based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions that are considered to be significant are described in the Projected Cash Flow Statement. The Projected Cash Flow Statement has not been examined or compiled by independent accountants. Jayhawk makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. In evaluating the Plan, all holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Cash Flow Statement is based.

     4.   BEST INTERESTS TEST

          With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.

          To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The cash amount which would be available for satisfaction of Unsecured Claims, Dealer Claims, the Jaymed Claim, Section 510(b) Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered cash held by the Debtor at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

          The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor during the Chapter 11 Case, such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims, Dealer Claims, the Jaymed Claim or Section 510(b) Claims.

          To determine if the Plan is in the best interests of each impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation.

          The Debtor has not provided a formal liquidation analysis because it believes that the Plan clearly satisfies the best interests test, based upon the fact that it proposes to pay 100% of the Allowed amounts of Claims, with the possible exception of Dealer Claims receiving the Settlement Treatment, who may receive less than the settled amounts of their Claims if additional Dealer Claims are recognized and allowed, and the additional fact that a sale of the Debtor's portfolio of Contracts in a liquidation would produce proceeds significantly less than the Debtor's $155.5 million estimate of gross collections.

D.   CONSUMMATION
     ------------

          The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day that is ten (10) days after the date on which the Confirmation Order becomes a Final Order. The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.


                   VII. MANAGEMENT OF THE REORGANIZED DEBTOR

          As of the Effective Date, the management, control and operation of the Debtor will become the general responsibility of its Board of Directors.

A.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTOR
     ----------------------------------------------

          The following sets forth certain information regarding the Debtor's Board of Directors and executive officers:

         NAME            AGE                        POSITION
         ----            ---                        --------
Carl H. Westcott......    57   Chairman of the Board, Chief Executive Officer
                               and Director

Jack T. Smith.........    44   President, Chief Operating Officer and Director

Philip E. Falcosky....    45   Controller and Chief Accounting Officer

Dan W. Cook III.......    62   Director (resigned effective July 9, 1997)

John D. Curtis........    56   Director

C. Gregory Earls......    52   Director

Regina T. Montoya.....    43   Director

Joe J. Pollard, III...    57   Director

John C. Tolleson......    48   Director (resigned effective August 1, 1997)

          Carl H. Westcott has served as the Chairman of the Board and Chief Executive Officer of Jayhawk since February 1997 and as a director of Jayhawk since its inception in June 1993. He provided a substantial portion of the initial capital to Jayhawk and is the principal shareholder of Jayhawk. Mr. Westcott has extensive experience with corporations in the automobile sales and automobile dealership support industries and, until its sale in January 1996, was the sole director and shareholder of Atlanta Toyota, Inc. Atlanta Toyota, Inc. is one of the largest Toyota dealerships in the United States. From 1986 until its acquisition by K-III Communications Corporation in June 1996, Mr. Westcott was Chairman of the Board, Chief Executive Officer and a director of Westcott Communications, Inc. Westcott Communications, Inc. is a Dallas-based communications company producing information programming for subscribers in the automotive and other industries and was affiliated with Mr. Westcott until its acquisition by K-III Communications Corporation. Since May 1994, Mr. Westcott has also served as a member of the Board of Directors of First USA, Inc.

          Jack T. Smith has served as President and Chief Operating Officer of Jayhawk since March 1997 and as a director of Jayhawk since its inception. From September 1996 to March 1997, Mr. Smith served as a consultant to Jayhawk. From June 1996 until March 1997, he was employed by Westcott LLC, a consulting and private investment company. From 1989 until its acquisition by K-III Communications Corporation in June 1996, Mr. Smith was President and Chief Operating Officer of Westcott Communications, Inc.

          Philip E. Falcosky was named Controller and Chief Accounting Officer effective June 1, 1997. Mr. Falcosky joined Jayhawk in October 1995 as Director of Internal Audit, and in January 1996 was named Manager of Dealer Underwriting and Collateral Control. Prior to joining Jayhawk, Mr. Falcosky served from 1990 to 1994 as Vice President and Manager of Audit-Division with BankAmerica Corp.; from 1983 to 1990 as Senior Vice President/Director of Internal Audit with

MeraBank, F.S.B.; and from 1974 to 1983 as an accountant with Peat, Marwick Mitchell & Co. and Arthur Young & Company.

          Dan W. Cook III served on the Board of Directors of Jayhawk from October 1995 to July 1997. Mr. Cook is a limited partner with the investment banking firm of Goldman, Sachs & Co., where he was employed for more than 30 years, and serves on the Board of Directors of Centex Corporation. In addition to Mr. Cook's business activities, he has served in various professional and charitable organizations including: Vice-Chairman of the Executive Board: The Edwin L. Cox School of Business, Southern Methodist University, Trustee of SMU and Vice Chairman of SMU's Investment Committee and Director and Member of Investment Committee, University of Nebraska Foundation. Mr. Cook tendered his resignation as a member of the Board of Directors, effective as of July 9, 1997.

          John D. Curtis has served as a consultant to Jayhawk since September 1996 and as a director of Jayhawk since October 1995. Mr. Curtis has also served as President of First Extended Service Corporation since November 1995 and a director of Farah Incorporated since June 1996. From November 1992 until joining First Extended Service Corporation, Mr. Curtis was a partner in the law firm of Baker & McKenzie. Prior to November 1992, he was a partner in the law firm of Johnson & Gibbs, P.C.

          C. Gregory Earls has served on the Board of Directors of Jayhawk since its inception. Mr. Earls is President and a director of Equitable Production Funding of Canada, Inc., a film licensing company; U.S. Viewing Corporation, a management company; and National Networks, Inc., a private investment company. Mr. Earls has held these positions since June 1981, March 1985 and January 1993, respectively. Mr. Earls was President and a director of Health and Sciences Television Network, a subsidiary of Westcott Communications, Inc., from November 1991 until its acquisition by K-III Communications Corporation in June 1996.

          Regina T. Montoya has served on the Board of Directors of Jayhawk since February 1994. Ms. Montoya has also served as a member of the Board of Directors of Integrated Communications Network, Inc. since June 1995, as a member of the Board of Directors of the Student Loan Marketing Association (Sallie Mae) since March 1994 and as a member of the Board of Directors of Trammell Crow Company since December 1993. Since August 1995, Ms. Montoya has served as a political analyst for KDFW-TV in Dallas, Texas, and since September 1995 she has also served as a Visiting Professor at the University of Texas in Dallas, Texas, and as a consultant. Between January 1994 and August 1995, Ms. Montoya served as a Vice President of Westcott Communications, Inc. From September 1993 to December 1993, Ms. Montoya was self-employed as a consultant. Ms. Montoya served as an Assistant to President Clinton and Director of the Office of Intergovernmental Affairs from January to August of 1993. Ms. Montoya is an attorney who previously was in the private practice of law with the law firms Godwin & Carlton from September 1990 to January 1993 and Akin, Gump, Strauss, Hauer & Feld from September 1980 to September 1990.

          Joe J. Pollard, III has served on the Board of Directors of Jayhawk since September 1994 and since March 1997 has served as Jayhawk's Director of Vehicle Remarketing. From September 1994 until his resignation in January 1996, Mr. Pollard served as President and Chief Operating Officer of Jayhawk. Between January 1996 and March 1997, Mr. Pollard was self-employed as a private investor. From August 1993 to September 1994, Mr. Pollard served as President and General Manager of Atlanta Toyota, Inc., an Atlanta-based automobile dealership formerly owned by Mr. Westcott. Atlanta Toyota, Inc. is one of the ten largest Toyota dealerships in the U.S. From April 1990 to July 1993, Mr. Pollard was self-employed as a private investor. Mr. Pollard has 30 years of experience in the automotive industry, 22 of which were spent at the Eagle

Companies, one of the largest dealership groups in the country, where he rose to the position of Executive Vice President.

          John C. Tolleson served on the Board of Directors of Jayhawk from its inception until August 1997. He has served as Chairman of the Board and Chief Executive Officer of First USA, Inc. and a director of First USA Bank since August 1989. Additionally, Mr. Tolleson has served as a director of Capstead Mortgage Corp. since July 1994 and as a director of First USA Paymentech, Inc. since January 1996. First USA, Inc. and its related companies are financial services companies, which are major issuers of credit cards and providers of merchant processing services. By letter dated June 25, 1997, Mr. Tolleson tendered his resignation as a member of the Board of Directors, effective as of August 1, 1997.

B.   EXECUTIVE COMPENSATION
     ----------------------

          The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued by Jayhawk to or on behalf of Jayhawk's Chief Executive Officer during 1996 and each of the other persons serving as executive officers of Jayhawk during 1996 whose compensation in 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                                  LONG TERM
                                                                   ANNUAL COMPENSATION                           COMPENSATION
                                                   ----------------------------------------------------          ------------
             NAME AND                              FISCAL                                  OTHER ANNUAL             AWARDS
        PRINCIPAL POSITION                          YEAR     SALARY       BONUS            COMPENSATION          OPTIONS/SARS
        ------------------                         ------    ------       -----            ------------          ------------
Michael I. Smartt,..........................        1996     $259,422          ---                  ---                50,000    (1)
Former Chairman of the Board,                       1995      178,464          ---                  ---               100,000    (2)
 Chief Executive Officer and Director (3)...        1994      137,215          ---                  ---               150,000    (4)


Richard B. Hoffmann,........................        1996      232,051     $200,000   (5)        $53,681    (6)        150,000    (7)
Former President and Chief                          1995          ---          ---                  ---                   ---
   Operating Officer (8)....................        1994          ---          ---                  ---                   ---

C. Fred Jackson,............................        1996       52,500       50,000   (9)          3,013   (10)         80,000   (11)
Former Senior Vice President and                    1995          ---          ---                  ---                   ---
 Chief Financial Officer (12)...............        1994          ---          ---                  ---                   ---

Oney A. Hervey,.............................        1996      150,000          ---                  ---                 5,000   (13)
Senior Vice President - Operations (14).....        1995       75,448       15,000                  ---                75,000   (15)
 ............................................        1994          ---          ---                  ---                   ---

Jerry W. Bayless (16).......................        1996      144,308          ---                  ---                   ---
                                                    1995      127,964          ---                  ---                35,000   (17)
 ............................................        1994      127,841          ---                  ---                   ---

John A. Blessing III (18)....................       1996      135,124       15,000                  ---                   ---
 .............................................       1995      102,680       10,000               17,943   (19)         25,000   (20)
 .............................................       1994          ---          ---                  ---                   ---

--------------------------
(1) Options granted September 27, 1996, as part of a total grant of 378,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan (as hereinafter defined).
(2) Options granted July 10, 1995, as part of a total grant of 157,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(3) Mr. Smartt served as Jayhawk's Chairman of the Board and Chief Executive Office until February 1997. Mr. Westcott has succeeded Mr. Smartt as Chairman of the Board and Chief Executive Office of Jayhawk. Mr. Westcott serves in such capacities without compensation.
(4) Options granted August 24, 1994 as part of a total grant of 265,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.

(5) Bonus paid for fiscal year 1996 pursuant to the terms of Mr. Hoffmann's employment agreement.
(6) Reimbursement for moving expenses incurred in connection with Mr. Hoffmann's relocation to Dallas, Texas.
(7) Options granted January 25, 1996 and September 27, 1996, as part of a total grant of 406,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(8) Mr. Hoffmann became President and Chief Operating Officer of Jayhawk in January 1996. He served in such capacities until February 1997. Mr. Smith has succeeded Mr. Hoffmann as President and Chief Operating Officer of Jayhawk. Mr. Smith is paid $10,000 per month for his services.
(9) Bonus paid for fiscal year 1996 pursuant to the terms of Mr. Jackson's employment agreement.
(10) Reimbursement for moving expenses incurred in connection with Mr. Jackson's relocation to Dallas, Texas.
(11) Options granted August 19, 1996 and September 27, 1996, as part of a grants totaling 428,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(12) Mr. Jackson served as Senior Vice President and Chief Financial Officer of Jayhawk from August 1996 to June 1997.
(13) Options granted September 27, 1996 as part of a total grant of 378,000 options to certain officers and key employees pursuant to Jayhawk's Stock Option Plan.
(14) Mr. Hervey served as Senior Vice President-Operations until February 1997.
(15) Options granted July 10, 1995, August 14, 1995 and October 24, 1995 as part of grants totaling 336,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(16) Mr. Bayless served as an executive officer of Jayhawk until August 1996. The table shows compensation paid to Mr. Bayless, who would have been one of the four most highly compensated executive officers of Jayhawk other than the Chief Executive Officer except for the fact that he was not serving as an executive officer at December 31, 1996.
(17) Options granted August 14, 1995 as part of a total grant of 130,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(18) Mr. Blessing served as an executive officer of Jayhawk until December 1996. The table shows compensation paid to Mr. Blessing, who would have been one of the four most highly compensated executive officers of Jayhawk other than the Chief Executive Officer except for the fact that he was not serving as an executive officer at December 31, 1996.
(19) Reimbursement for moving expenses incurred in connection with Mr. Blessing's relocation to Dallas, Texas.
(20) Options granted February 28, 1995 and August 14, 1995 as part of grants totaling 187,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.


C.   GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     -----------------------------------------------------

          The following table provides information with respect to the executive officers of Jayhawk listed in the Summary Compensation Table above concerning the grant of options to acquire Common Stock in 1996. No SARs were granted in 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                               ------------------------------------
                                 NUMBER OF        PERCENT OF TOTAL
                                SECURITIES          OPTIONS/SARS
                                UNDERLYING           GRANTED TO       EXERCISE OR
                               OPTIONS/SARS         EMPLOYEES IN       BASE PRICE    EXPIRATION    GRANT DATE
           NAME                 GRANTED (#)          FISCAL YEAR       ($/SHARE)        DATE      PRESENT VALUE
           ----                ------------         -------------     -----------    ----------   -------------
Michael I. Smartt.........              50,000                7.10%      $14.1250       9/27/03        $335,395

Richard B. Hoffmann (1)...             100,000               14.19%       10.3750       1/25/03         559,480
                                        50,000                7.10%       14.1250       9/27/03         335,395

C. Fred Jackson...........              50,000                7.10%       10.1375       8/19/03         251,395
                                        30,000                4.26%       14.1250       9/27/03         201,237

Oney A. Hervey (1)........               5,000                0.71%       14.1250       9/27/03          33,540
Jerry W. Bayless..........                 ---                 ---            ---           ---             ---
John A. Blessing..........                 ---                 ---            ---           ---             ---

---------------------------

(1) Mr. Hoffmann and Mr. Hervey resigned from all their positions with Jayhawk in February 1997. At such time all unvested options terminated, and all vested options terminated 60 days after their respective resignations unless exercised. Since the Commencement Date, the exercise price of these options has been greater than the market price of the Common Stock.

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996, respectively: risk-free interest rates ranging from 5.38% to 7.59% and 5.32% to 6.91%; dividend yields of 0% and 0%; volatility factors of the expected market price of Jayhawk's Common Stock of .43; and a weighted-average expected life of the option of 5.5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Jayhawk's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the stock options on their respective grant dates.

D.   STOCK OPTION EXERCISES AND HOLDINGS
     -----------------------------------

          The following table provides information with respect to the executive officers of Jayhawk listed in the Summary Compensation Table above concerning the value of unexercised options to acquire Common Stock held as of December 31, 1996. No SARs have been granted under any incentive plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED                IN-THE-MONEY
                                SHARES       VALUE      OPTIONS/SARS AT FISCAL           OPTIONS/SARS AT FISCAL
                               ACQUIRED ON  REALIZED         YEAR END (#)                     YEAR END ($)
            NAME                EXERCISE      ($)      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE (1)
            ----                --------   ---------   -------------------------        -----------------------------
Michael I. Smartt............        ---        ---       85,000   /   215,000             $449,275    /   $725,475
Richard B. Hoffmann (2)......        ---        ---       20,000   /   130,000               20,000    /     80,000
C. Fred Jackson..............        ---        ---       20,000   /    60,000               18,750    /     28,125
Oney A. Hervey...............        ---        ---       18,750   /    61,250                3,437    /     10,312
Jerry W. Bayless.............      8,750     16,344          ---   /       ---                  ---    /        ---
John A. Blessing.............      6,250     27,500          ---   /       ---                  ---    /        ---

------------------------

(1) The options were valued using the Common Stock closing price on December 31, 1996, which was $11.25. On April 10, 1997, the closing price of the Common Stock was $2.00.
(2) Mr. Hoffmann and Mr. Hervey resigned from all their positions with Jayhawk in February 1997. At such time all unvested options terminated, and all vested options terminated 60 days after their respective resignations unless exercised. Since the Commencement Date, the exercise price of these options has been greater than the market price of the Common Stock.

E.   STOCK OPTION PLAN
     -----------------

          Jayhawk adopted its 1994 Stock Option and Restricted Stock Plan in February 1994, which was amended and restated in its entirety in July 1995 and again amended in May 1996 (as so amended and restated, the "1994 Stock Option Plan"). An aggregate of 1,500,000 shares of Common Stock are reserved for issuance under the 1994 Stock Option Plan.

          The 1994 Stock Option Plan is administered by a committee (the "Committee") of non-employee directors of Jayhawk. The Committee may delegate to one or more officers or managers of Jayhawk the authority to administer the 1994 Stock Option Plan with respect to participants who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). Participants in the 1994 Stock Option Plan are those key employees of, or consultants to, Jayhawk as the Committee may select from time to time. Jayhawk may grant options to purchase shares of Common Stock and awards of shares of Common Stock containing certain restrictions ("restricted stock") under the 1994 Stock Option Plan. As of March 21, 1997, options to purchase 25,700 shares, 267,000 shares, 12,000 shares, 140,000 shares, 15,250 shares, 100,000 shares, 15,000 shares, 16,000 shares, 26,500 shares, 29,000 shares, 50,000 shares, and 347,500 shares of Common Stock at respective exercise prices per share of $2.36, $4.46, $5.00, $10.00, $10.125, $10.375, $11.00, $12.625, $12.75, $10.625, $10.4375 and $14.125 were outstanding under the 1994 Stock Option Plan. No shares of restricted stock have been issued under the 1994 Stock Option Plan.

          Options granted under the 1994 Stock Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or may be nonstatutory options. The exercise price of an option will be such price as is determined by the Committee in its sole discretion; provided, however, that in the case of an ISO, the exercise price will not be less than 100% of the fair market value of the shares subject to such option on the date of grant (or 110% in the case of an option granted to a participant who is a ten percent shareholder on the date of grant). The aggregate fair market value of the Common Stock on the date of grant for which any participant may be granted ISOs first exercisable in any year may not exceed $100,000. The exercise price is required to be paid in full at the time of exercise in cash or, upon approval of the Committee, in shares of Common Stock. The term of each option granted under the 1994 Stock Option Plan is ten years from the date of grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a ten percent shareholder, the term of such ISO will be five years from the date of grant, or such shorter time as may be determined by the Committee, and, unless otherwise provided in the stock option agreement relating to a particular option, will terminate upon the participant ceasing to be an employee or consultant to the extent not then exercisable. Options that have become exercisable on or prior to the date the participant ceases to be an employee or consultant terminate at the earlier of: (i) the expiration date of the option; (ii) unless extended by the Committee, (y) in the case of an ISO, 90 days after the date the participant ceases to be an employee or consultant and (z) in the case of a nonstatutory option, six months after the date the participant ceases to be an employee or consultant (or in each case, such shorter period as may be provided in the stock option agreement evidencing the option); or (iii) where such termination occurs as a result of death or disability, one year after the participant ceases to be an employee or consultant. Options granted under the 1994 Stock Option Plan are not transferable by the grantee other than by will and the laws of descent and distribution.

          Under the 1994 Stock Option Plan, restricted stock may be granted by the Committee separately or in combination with options as provided for by the Committee; provided, however, each grant of restricted stock will require the participant to remain an employee of (or otherwise provide services to) Jayhawk for at least six months from the date of grant. Restricted stock will be granted to participants for services rendered to Jayhawk, and at no additional cost to the participant. The terms, conditions and restrictions of the restricted stock are determined by the Committee on the date of grant. The restricted stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply. More than one grant of restricted stock may be outstanding at any one time, and the restricted periods may be of different lengths. At the time of each grant of restricted stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on restricted stock will lapse. The restricted stock criteria may vary among grants of restricted stock. On the date the restriction period terminates, the restricted stock will vest in the participant, who may then require Jayhawk to issue certificates evidencing the restricted stock. Generally, if a participant ceases to be an employee or otherwise ceases to provide services to Jayhawk for any reason, all grants of restricted stock are forfeited; provided, however, if a participant ceases to be an employee of or otherwise provide services to Jayhawk, or dies or suffers from permanent disability, the vesting or forfeiture of any grant will be determined by the Committee in its sole discretion. The Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the restricted stock. Such amounts will be credited to the participant's restricted stock account but will be payable to the participant only when the restrictions lapse.

F.   NON-EMPLOYEE PLAN
     -----------------

          Jayhawk adopted its Non-Employee Stock Option Plan in February 1994, and it was amended and restated in its entirety in July 1995 (as so amended and restated, the "Non-Employee Plan"). A total of 450,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Non-Employee Plan. The Non-Employee Plan provides for the grant of options to directors of Jayhawk and its subsidiaries and other persons rendering critical services to Jayhawk or its subsidiaries who are not full-time employees of Jayhawk or any of its subsidiaries and on the date of grant do not own more than ten percent of the outstanding Common Stock ("Eligible Individuals"). As of December 31, 1996, options to purchase 30,000, 40,000, 20,000 and 60,000 shares of Common Stock at exercise prices of $.01 per share, $4.46 per share, $12.625 and $12.8125 per share, respectively, were outstanding under the Non-Employee Plan.

          The Non-Employee Plan provides that immediately following the initial election or appointment of an Eligible Individual to Jayhawk's Board of Directors, such individual will automatically receive an option to purchase 10,000 shares of Common Stock at a price per share equal to the fair market value of such stock on the date of such election. Thereafter, upon the reelection of any Eligible Individual to the Board of Directors, such individual will automatically be granted an option to purchase an additional 10,000 shares of Common Stock at a price per share equal to the fair market value of such stock on the date of such reelection; provided that no Eligible Individual will receive an option upon reelection if such option, together with all unexercised options previously granted under the Non-Employee Plan to such director, exceed options to purchase 50,000 shares of Common Stock. Twenty-five percent of any such option will vest on each of the six month, one year, two year, and three year anniversaries of the date of grant and no such option will be exercisable after the date which is ten years from the date of grant.

          The Non-Employee Plan is administered by the Committee and permits the grant of options to such Eligible Individuals as the Committee may determine from time to time, which options will be subject to such terms and conditions as the Committee may determine. In addition, the Committee may grant cash awards payable in connection with the exercise of an option. The exercise price of any such option will be such price as is determined by the Committee; provided that the exercise price will not be less than 85% of the fair market value of the shares subject to such option on the date of grant. Except as otherwise provided in the agreement evidencing the option, if a holder of an option ceases to be a director of, or otherwise render the service for which the option was granted to, Jayhawk or its subsidiaries, the unexercised portion of such option will terminate, if a holder of any option ceases by reason of disability to be a director of Jayhawk or any of its subsidiaries or to otherwise render the service for which the option was granted, the unexercised portion of such option will terminate 90 days thereafter, and if a holder of an option dies, the unexercised portion of such option will terminate one year thereafter.

G.   EMPLOYEE STOCK PURCHASE PLAN
     ----------------------------

          Jayhawk adopted its Employee Stock Purchase Plan (the "Stock Purchase Plan") in April 1995 and it became effective on January 1, 1996. A total of 150,000 shares of Common Stock are reserved for issuance under the Stock Purchase Plan. As of December 31, 1996, 12,300 shares of Common Stock have been issued pursuant to the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. The term of the Stock Purchase Plan is ten years commencing on its effective date. The Stock Purchase Plan will be interpreted and administered by the Compensation Committee. All full-time employees, except directors, five percent shareholders and key executives which the Compensation Committee determines to be ineligible, will be eligible to participate in the Stock Purchase Plan if they have been continuously employed by Jayhawk for 180 days. On each Investment Date (as defined in the Stock Purchase Plan), eligible employees will be permitted to purchase Common Stock with amounts accumulated through payroll deductions, which are limited to a maximum of ten percent of an employee's monthly salary, at 85% of the fair market value of the Common Stock on the applicable Investment Date. The Investment Dates will be the third Friday of each March, June, September and December during the term of the Stock Purchase Plan. An employee may end his participation in the Plan at any time by withdrawing all funds accumulated in his payroll deduction account, and participation ends automatically on termination of full-time employment with Jayhawk.

H.   STAY BONUS PROGRAM
     ------------------

     Jayhawk desired to provide an incentive program for those of its employees who remained with it through the pendency of the Chapter 11 case. Therefore, Jayhawk filed a motion with the Bankruptcy Court seeking approval of such a program. As described in the motion, the program provides that certain designated employees will receive a bonus equal to one-third of their annualized salary if they remain with Jayhawk through the earlier of September 30, 1997 or 30 days after the Effective Date of the Plan, while other designated employees will receive a bonus in the amount of $5,000 or $3,000, as determined by the Debtor, if they remain with Jayhawk through the same time period. The motion was granted by order of the Bankruptcy Court dated June 25, 1997.

I.   COMPENSATION OF DIRECTORS
     -------------------------

          Jayhawk pays non-employee directors an annual retainer of $4,000 and a fee of $1,000 for each Board of Directors or committee meeting attended.
Jayhawk also reimburses out-of-pocket expenses related to the director's attendance at such meetings.

          On September 5, 1996, Jayhawk entered into a consulting agreement with Jack T. Smith, a member of Jayhawk's Board of Directors pursuant to which Mr. Smith agreed to provide business, financial and management consulting services to Jayhawk. In accordance with the consulting agreement, Jayhawk granted Mr. Smith an option to purchase 100,000 shares of Common Stock at an exercise price of $14.125 per share exercisable in increments of 25,000 shares, with the first 25,000 shares becoming immediately exercisable on the date of grant and each subsequent increment becoming exercisable on each of the next three anniversaries of the date of grant. Unvested options automatically terminate upon termination of the consulting agreement, which can be terminated by either party on 30 days' notice. In February 1997, Mr. Smith was appointed President and Chief Operating Officer of Jayhawk. Such agreement was terminated upon Mr. Smith being appointed President and Chief Operating Officer of Jayhawk.

          On September 27, 1996, Jayhawk also entered into a consulting agreement with John D. Curtis, a member of Jayhawk's Board of Directors, pursuant to which Mr. Curtis agreed to provide legal and business consulting services to Jayhawk. In accordance with the consulting agreement, Jayhawk granted Mr. Curtis an option to purchase 20,000 shares of Common Stock at an exercise price of $14.125 per share exercisable in increments of 5,000 shares, with the first 5,000 shares becoming immediately exercisable on the date of grant and each subsequent increment becoming exercisable on each of the next three anniversaries of the date of grant. Unvested options automatically terminate upon termination of the consulting agreement, which can be terminated by either party on 30 days' notice.

J.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     --------------------------------------------------------------

          The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 12, 1997 by: (i) each person known by Jayhawk to own beneficially five percent or more of the outstanding Common Stock; (ii) each of Jayhawk's directors; (iii) each of the persons named in the Summary Compensation Table; and (iv) all directors and executive officers of Jayhawk as a group.

                                                                       NUMBER OF SHARES    PERCENTAGE OF
                                                                         BENEFICIALLY       OUTSTANDING
                                                                           OWNED (1)           SHARES
                                                                       -----------------   --------------
Michael I. Smartt (2)...............................................            337,025          1.5%
Richard B. Hoffmann (3).............................................             40,000           *
C. Fred Jackson (4).................................................             20,000           *
Oney A. Hervey (5)..................................................                ---           *
Dan W. Cook III (6).................................................            128,333           *
John D. Curtis (7)..................................................          2,352,743          9.8%
C. Gregory Earls (8)................................................            676,714          2.8%
Regina T. Montoya (9)...............................................             31,787           *
Joe J. Pollard, III (10)............................................            233,025          1.1%
Jack T. Smith (11)..................................................            103,633           *
John C. Tolleson (12)...............................................            530,805          2.2%
Carl H. Westcott (13)...............................................          8,272,713         34.6%
Jerry W. Bayless (14)...............................................            283,984          1.2%
John A. Blessing (15)...............................................                ---           *
All directors and executive officers as a group (14 persons) (16)...         12,632,903         52.8%

--------------------

*    Represents less than 1.0% of the outstanding Common Stock.
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) Includes 85,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days. Mr. Smartt is no longer an executive officer of Jayhawk.
(3) Consists of shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan. These options would have terminated on April 22, 1997 unless exercised. The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of September 1996. Mr. Hoffmann is no longer employed by Jayhawk.
(4) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.
(5) The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of February 1997. Mr. Hervey is no longer employed by Jayhawk.
(6) Includes 10,000 shares issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days. Includes 80,434 shares of Common Stock held by Mr. Cook as Custodian for his children under the Uniform Gift To Minors Act, as to which Mr. Cook disclaims beneficial ownership.
(7) Includes 10,500 shares issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days. Includes 1,149,000 and 1,149,000 shares of Common Stock held by Mr. Curtis as trustee of the Court Hilton Westcott 1987 Trust and Chart Hampton Westcott 1987 Trust, respectively, as to which Mr. Curtis disclaims beneficial ownership.
(8) Includes 665,064 and 1,050 shares of Common Stock held by Mr. Earls as trustee under the Earls' Children Irrevocable Educational Trust Agreement and by members of his family, respectively, as to which Mr. Earls disclaims beneficial ownership, and 10,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(9) Includes 22,500 shares of Common Stock issuable upon the exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(10) Includes 100,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.
(11) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(12) Includes 45,000 shares of Common Stock held by Mr. Tolleson as trustee of the Tolleson 1994 Descendants Trust, as to which Mr. Tolleson disclaims beneficial ownership, and 22,500 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(13) The principal business address of Mr. Westcott is 2001 Bryan Street, Suite 600, Dallas, Texas 75201.
(14) Mr. Bayless is no longer with the Debtor. The information regarding his ownership of Common Stock is based on his last Form 4 filed for the month of August 1995.
(15) Mr. Blessing is no longer employed by Jayhawk. The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of November 1996.
(16) Includes 112,500 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days and 120,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.


                  VIII. CERTAIN RISK FACTORS TO BE CONSIDERED

          HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   OVERALL RISK TO RECOVERY BY HOLDERS OF CLAIMS
     ---------------------------------------------

          The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash on the Effective Date under the Plan) depend upon various assumptions. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about September 30, 1997. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto, as well as all of the information contained in the Plan.

     1.   REGULATION

          Due to the consumer-oriented nature of the industry in which Jayhawk operates and uncertainties with respect to the application of various laws and regulations in certain circumstances, industry participants are named from time to time as defendants in litigation, including class action suits, involving alleged violations of federal and state consumer lending or other similar laws and regulations. A significant judgment against Jayhawk in connection with any litigation could have a material adverse affect on Jayhawk's financial condition and results of operations. In addition, if it were determined that a material number of Contracts purchased by Jayhawk involved violations of applicable lending laws by the Dealers, Jayhawk's financial condition and results of operations could be materially adversely affected.

     2.   PROJECTED FINANCIAL INFORMATION

          The Projected Cash Flow Statement included in this Disclosure Statement reflects numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Jayhawk, the market for Jayhawk's specialized financial services and competition from other financial service providers, certain assumptions with respect to competitors of Jayhawk, general business and economic conditions and other matters, many of which are beyond the control of Jayhawk. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Jayhawk. Although Jayhawk believes that the projections are reasonably attainable, some or all of the estimates will vary, and variations between the actual financial results and those projected may be material.

          THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY JAYHAWK'S INDEPENDENT ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTOR AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY JAYHAWK, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

     3.   BUSINESS FACTORS AND COMPETITIVE CONDITIONS

          Many of the Debtor's competitors or potential competitors have significantly greater resources that Jayhawk and have pre-existing relationships with established Dealer networks. To the extent that any of such competitors significantly expand their activities in this market, Jayhawk could be materially adversely affected. Jayhawk believes that it competes primarily on the basis of the price paid for Contracts and service to its participating Dealers.

     4.   ELECTIVE HEALTH CARE FINANCING RISKS

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

          As indicated previously, Jayhawk intends to focus on increasing its business in the elective health care financing market. Although Jayhawk does not believe that direct competition currently exists with commercial banks, savings and loans, and credit unions, there is competition from a number of companies capable of providing financing to individuals for elective health care procedures. To the extent that any of such lenders significantly expand their activities in this market, Jayhawk could be materially adversely affected. Additionally, because the business model to be employed by Jayhawk is based on its automotive finance business, its elective health care financing business would be subject to the same risks, including the risk that collections on loans purchased by Jayhawk will not be sufficient to recover the amounts paid for such loans.


            IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.   INTRODUCTION
     ------------

          THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO JAYHAWK AND TO HOLDERS OF CLAIMS AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "TAX CODE"), TREASURY REGULATIONS PROMULGATED AND PROPOSED THEREUNDER, JUDICIAL DECISIONS AND PUBLISHED ADMINISTRATIVE RULES AND PRONOUNCEMENTS OF THE IRS AS IN EFFECT ON THE DATE HEREOF. CHANGES IN SUCH RULES OR NEW INTERPRETATIONS THEREOF COULD SIGNIFICANTLY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW. NO RULINGS HAVE BEEN REQUESTED FROM THE IRS. MOREOVER, NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.

          THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN TO THE HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. IN ADDITION, THIS DISCUSSION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO JAYHAWK OR HOLDERS OF CLAIMS, NOR DOES THE DISCUSSION DEAL WITH TAX ISSUES PECULIAR TO CERTAIN TYPES OF TAXPAYERS (SUCH AS DEALERS IN SECURITIES, S CORPORATIONS, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS). NO ASPECT OF FOREIGN, STATE, OR ESTATE AND GIFT TAXATION IS ADDRESSED.

          THE FOLLOWING SUMMARY IS, THEREFORE, NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE PLAN.

B.   CONSEQUENCES TO JAYHAWK
     -----------------------

     1.   DISCHARGE OF INDEBTEDNESS INCOME

          A taxpayer generally has gross income upon the discharge of indebtedness to the extent that the adjusted issue price of indebtedness discharged exceeds any consideration given for such discharge ("DOD Income"). The general income recognition rule for DOD Income is subject to two exceptions or exclusions applicable to the treatment of Claims under the Plan. First, section 108(e)(2)
of the Internal Revenue Code of 1986, as amended (the "Tax Code") provides an exception to the general rule to the extent that the payment of a Claim would have given rise to a deduction (the "Deductible Expense Exception"). Thus, to the extent that the Deductible Expense Exception applies, the Debtors have no DOD Income. Second, section 108(a)(1)(A) of the Tax Code provides that DOD Income which would otherwise be included in a taxpayer's income will be excluded if the discharge is pursuant to a federal bankruptcy proceeding (the "Bankruptcy Exclusion"). However, under section 108(b) of the Tax Code, the taxpayer must reduce certain tax attributes (including net operating loss carryovers) to the extent of income excluded under the Bankruptcy Exclusion. Such reduction in tax attributes occurs after the determination of the tax due for the taxable year in which the DOD Income is recognized.

          Because the Plan generally contemplates the payment of all undisputed Claims in full, Jayhawk does not expect to recognize any material gross income from the discharge of indebtedness, and any such gross income which may arise should be excludible from DOD Income under the exceptions and exclusions described above.

     2.   TRANSFERS OF CERTAIN CONTRACTS IN RESPECT OF DEALER CLAIMS TO TRUST

          Jayhawk intends to take the position that the Non-Accrual Contract Trust is a "qualified settlement fund" pursuant to the Treasury Regulations promulgated under Section 468B of the Tax Code (a "QSF"), because the Dealer Claims are in essence claims for breach of contract. A QSF is a fund, account or trust which:

          a. is established pursuant to an order of, or is approved by, the United States, any state, or political subdivision thereof, or any agency or instrumentality (including a court of law) thereof, and is subject to the continuing jurisdiction of that governmental authority;

          b. is established to resolve or satisfy one or more contested or uncontested claims that arise out of a tort, breach of contract, or violation of law (and certain environmental liabilities), other than obligations of the transferor to make payments to its general trade creditors or debtholders that related to a bankruptcy case under title 11; and

          c. is a trust under applicable state law, or its assets are otherwise segregated from other assets of the transferor.

          A trust which includes permitted claims described in (ii) above is treated as a QSF, even if other claims are also included, as long as such other claims arise from the same event or related series of events.

          The following federal income tax consequences are applicable to the transfer of Contracts to a QSF:

          a. the Non-Accrual Contract Trust will be treated as a separate taxpayer subject to taxation on its "modified gross income" at the maximum rate specified in Section 1(e) of the Tax Code, and hence will be taxable on interest income, will recognize gain or loss with respect to the sale, exchange or other taxable disposition of the Contracts, and will generally be allowed a deduction for administrative expenses;

          b. the Non-Accrual Contract Trust will not recognize income upon the receipt of the Contracts, but will have a tax basis in such Contracts equal to their fair market values as of the date of contribution to the QSF;

          c. Jayhawk will be deemed to have sold the Contracts for their fair market value and will recognize gain or loss on such disposition;

          d. Jayhawk should be entitled to deduct the fair market value of the Contracts, to the extent that the transfer of the Contracts to the Non-Accrual Contract Trust is in respect of claims for breach of contract;

          e. the Non-Accrual Contract Trust will not be entitled to a deduction upon the distribution of cash or other property to the holders of Dealer Claims who have an interest in the QSF;

          f. holders of Dealer Claims who have an interest in the Non-Accrual Contract Trust should not recognize income in respect of Contracts transferred to the QSF until distributions are made to such holders by the QSF, at which time such holders will be treated as receiving a payment in respect of their Dealer Claims; and

          g. to the extent that Contracts are transferred to the QSF in respect of Dealer Claims which are not for "breach of contract," Jayhawk will not be entitled to claim a deduction for such amounts until such amounts are distributed to the holders of Dealer Claims.

          There can be no assurance that the Internal Revenue Service will not disagree with characterizing the Non-Accrual Contract Trust as a QSF. In such case, the probable classification of the Non-Accrual Contract Trust for federal income tax purposes is as a "grantor" trust subject to the income tax provisions of Subchapter J, Subpart E of the Tax Code, as to which the holders of Dealer Claims are treated as the grantors and hence as the owners of the income and assets of the Non-Accrual Contract Trust. Hence, the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust would be subject to taxation on their respective shares of the taxable income of the Contracts to the Non-Accrual Contract Trust. Upon the transfer of the Contracts to the Non-Accrual Contract Trust, such Contracts would be treated as being transferred to the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust and as being contributed by such holders to the Non-Accrual Contract Trust. Hence, holders of Dealer Claims having an interest in the Non-Accrual Contract Trust would be treated as receiving a payment in respect of such Dealer Claims equal to the fair market value of their respective shares of the Contracts transferred to the Non-Accrual Contract Trust.

          In the event that the Internal Revenue Service disagrees with the classification of the Non-Accrual Contract Trust as a QSF or as a "trust" for federal income tax purposes, in the absence of an affirmative election for the Non-Accrual Contract Trust to be taxed as a corporation, the Non-Accrual Contract Trust is likely to be taxed as a partnership for federal income tax purposes. A partnership is a pass-through entity and hence similar federal income tax consequences should apply to the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust if it is classified as a partnership as in the case of classification as a grantor trust.

     3.   PREFERRED STOCK PURCHASE AGREEMENT.

          Upon the issuance of the Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement, Jaymed ceased to be affiliated with Jayhawk for purposes of filing consolidated federal income tax returns with the affiliated group of which Jayhawk is the common parent (the "Jayhawk Group"). Except as discussed below with respect to any net operating loss carryovers allocable to Jaymed, Jayhawk does not believe that any material adverse federal income tax consequences result from such departure of Jaymed from the Jayhawk Group. As a consequence of the exchange of Common Stock for Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement, Jayhawk will become the sole owner of the outstanding capital stock of Jaymed, and hence

Jaymed potentially will rejoin the Jayhawk Group. Subject to waiver by the Internal Revenue Service, Jaymed generally is prohibited from rejoining the Jayhawk Group for five taxable years after the year in which Jaymed departed from the Jayhawk Group. The Internal Revenue Service has published a revenue procedure pursuant to which, if certain information is provided and certain representations are made, the five year prohibition on rejoining a consolidated group is automatically waived. Jayhawk believes that it will be able to qualify Jaymed for automatic waiver of the five year prohibition on Jaymed rejoining the Jayhawk Group through compliance with such revenue procedure, and hence Jayhawk believes that Jaymed will be includible in the Jayhawk Group commencing the day after exchange of Jayhawk Common Stock for Jayhawk Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

     4.   NET OPERATING LOSS CARRYOVERS

          Section 382 of the Code provides rules limiting the utilization of a corporation's net operating loss carryovers following a more than 50% change in ownership of a corporation's equity (an "ownership change"). While no change in the ownership of the stock of Jayhawk is occurring pursuant to the Plan, additional Common Stock of Jayhawk is being issued to the holder of Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          Under the general rule of section 382, the amount of post-ownership change annual taxable income of a corporation that can be offset by the pre-ownership change net operating loss carryovers of a corporation generally cannot exceed an amount equal to the product of (i) the fair market value of the stock of the corporation immediately prior to the ownership change (subject to various adjustments) multiplied by (ii) the federal long-term tax-exempt rate in effect on the date of the ownership change (the "Annual Limitation"). Such federal long-term tax-exempt rate in effect for ownership changes occurring in the month of August 1997 is 5.64%.

          Jayhawk does not currently anticipate that the issuance of Jayhawk Common Stock to the holder of Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement will result, in and of itself, in either the occurrence of an ownership change with respect to the Jayhawk Group or the application of an Annual Limitation to the net operating loss carryovers of the Jayhawk Group (other than the net operating loss carryovers allocable to Jaymed). However, it should be noted that an ownership change could result with respect to the Jayhawk Group as a consequence of other changes in the direct or indirect ownership of the Common Stock of Jayhawk (either alone or in conjunction with the exchange of Jayhawk Common Stock for Jaymed Preferred Stock) which are beyond the control of Jayhawk. Jayhawk anticipates that the net operating loss carryovers attributable to Jaymed and allocable to taxable periods through the Effective Date may be subject to one or more Annual Limitations as a consequence of the issuance of the Jaymed Preferred Stock and the exchange of the Jaymed Preferred Stock for the Jayhawk Common Stock pursuant to the Preferred Stock Purchase Agreement.

C.   CONSEQUENCES TO CERTAIN CREDITORS
     ---------------------------------

     1.   OVERVIEW

          The federal income tax consequences of the implementation of the Plan to a holder of a Claim will depend, among other things, on the origin of the holder's Claim, when the holder's Claim becomes an Allowed Claim, when the holder receives payment in respect of his Claim, whether the holder reports income using the accrual or cash method of accounting, whether the holder has taken a bad debt deduction or worthless security deduction with respect to his Claim, and whether the holder's Claim constitutes a "security" for federal income tax purposes.

          Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for property (such as cash, debt obligations and an interest in the Non-Accrual Contract Trust), in an amount equal to the difference between (i) the sum of the amount of any cash, the issue price of any debt obligation, and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration allocable to a claim for accrued but unpaid interest) and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued by unpaid interest previously included in the holder's taxable income). In general and subject to certain potential exceptions, the obligations of the Debtor under the Plan may be considered to be a debt obligation for purposes of such gain or loss computation.

          Such gain or loss will be recognized for federal income tax purposes, unless such exchange qualifies as a recapitalization under the Tax Code, which will depend upon whether the Claim is classified as a "security" which is exchanged for a "security" for federal income tax purposes. If the Claim is a capital asset in the hands of the holder, such gain or loss will be capital gain or loss, eligible for a reduced rate of taxation depending on the holder's holding period with respect to the Claim.

          The term "security" is not defined in the Tax Code or in the regulations thereunder. One of the most significant factors considered in determining whether a particular debt instrument is a security is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. As a general rule, a debt instrument having an original term of ten years or more will be classified as a security, and a debt instrument having an original term of fewer than five years will not. Debt instruments having a term of at least five years but less than ten years are likely to be treated as securities, but may not be, depending upon their resemblance to ordinary promissory notes, whether they are publicly traded, whether the instruments are secured, the financial consideration of the debtor at the time the debt instruments are issued and other factors. Each holder of an Allowed Claim should consult his or her own tax advisor to determine whether his or her Allowed Claim constitutes a security for federal income tax purposes.

     2.   CONSIDERATION ALLOCABLE TO INTEREST

          To the extent any amount received by a holder of a Claim is received in discharge of a Claim for interest accrued during its holding period (or is accrued or received as interest), such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). A holder will recognize a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.
The proper allocation between principal and interest of amounts received in exchange for the discharge of a Claim at a discount is unclear. In this regard, holders of Claims should consult their own tax advisors.

     3.   CLASS 2 CLAIM

          The Plan provides that Fleet will receive the New Fleet Documents in exchange for the Old Fleet Loan Documents. In the event that the New Fleet Documents received by Fleet do not significantly modify (for federal income tax purposes) the Old Fleet Loan documents, then no taxable event will occur upon the Effective Date of the Plan with respect to the Old Fleet Loan Documents.

          In the event that the New Fleet Documents received by Fleet do significantly modify (for federal income tax purposes) the Old Fleet Loan Documents and assuming that the New Fleet Documents or the Old Fleet Loan Documents do not constitute "securities" for federal income tax purposes, then Fleet will recognize gain or loss, if any, on the exchange of Old Fleet Loan Documents for the New Fleet Documents. Fleet's gain or loss on the exchange will be determined based upon the difference between Fleet's adjusted basis in the Old Fleet Loan Documents and the issue price of the

New Fleet Documents. The issue price of the New Fleet Documents generally should equal the stated principal amount of the New Fleet Documents, as long as the stated interest rate thereon exceeds the applicable federal rate in effect for the month of the Effective Date. In such case, Fleet's tax basis in the New Fleet Documents will equal the issue price thereof, and its holding period in the New Fleet Documents will begin the day after the exchange. In general, such gain or loss, if any, will be capital gain or loss if the Fleet Indebtedness is a capital asset, subject to applicable holding period requirements.

          In the event that the Old Fleet Loan Documents are "significantly" modified and both the Old Fleet Loan Documents and the New Fleet Loan Documents constitute securities, then no gain or loss will be recognized by Fleet, as long as the principal amount of the indebtedness under the New Fleet Loan Documents does not exceed the principal amount of the indebtedness under the Old Fleet Loan Documents.

     4.   CLASS 5 CLAIMS

          Holders of Allowed Unsecured Claims in Class 5 will receive payment in full of their Allowed Claims, plus interest, in four installments. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims. Because the tax consequences of the Plan to holders of Allowed Unsecured Claims in Class 5 are dependent upon the particular circumstances of each such holder, holders of Allowed Secured Claims in Class 5 are urged to consult their own tax advisors as to the tax consequences to such holder of receipt of the obligations of Jayhawk under the Plan and the payment thereof.

     5.   CLASS 6 CLAIMS

          Holders of Allowed Dealer Claims in Class 6 generally will receive a series of payments in respect of various components of their Allowed Claims and may receive an interest in the Non-Accrual Contract Trust. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims and see the discussion above under "Consequences to Jayhawk--Transfers of Certain Contracts in Respect of Dealer Claims to Trust" in respect of the tax consequences of the receipt and ownership of an interest in the Non-Accrual Contract Trust. In general, holders of Allowed Dealer Claims should recognize gain or loss equal to the difference between (i) the sum of the amount of cash received, the "issue price" of Jayhawk's debt obligations under the Plan and the fair market value of any other property received, and (ii) such holder's tax basis in the Allowed Dealer Claim. If the Non-Accrual Contract Trust is classified as a QSF, then holders of Dealer Claims should not recognize gain with respect to Contracts transferred to the Non-Accrual Contract Trust until payments are distributed to such holders by the Non-Accrual Contract Trust, but such holders may be limited in their ability to deduct a loss with respect to their Dealer Claims until all distributions have been made with respect to the Non-Accrual Contract Trust. If the Non-Accrual Contract Trust is a "grantor trust," then the fair market value of the Contracts transferred to the Non-Accrual Contract Trust should be included in the amount realized as described in
(i) above. Holders of Allowed Dealer Claims are urged to consult their own tax advisors as to the tax consequences to such holders of receipt of the obligations of Jayhawk under the Plan and of an interest in the Non-Accrual Contract Trust, and of any payment with respect thereto.

     6.   CLASS 7 CLAIMS

          The holder of the Allowed Jaymed Claim will be paid the full amount of the Allowed Jaymed Claim, plus interest, in eight installments. In the event that the Plan significantly modifies the Allowed Jaymed Claim for federal income tax purposes and such Claim is not a security (which appears likely), the holder of the Allowed Jaymed Claim will generally recognize gain or loss, if any, to the extent of the difference between the amount realized in such exchange (which should equal the "issue price" of Jayhawk's debt obligations under the Plan) and the holder's adjusted basis in the Jaymed Claim. Such realized gain or loss, if any, will be capital gain or loss if the Jaymed Claim is a capital asset, subject to applicable holding period requirements.

     7.   CLASS 9 CLAIMS

          Holders of Class 9 Claims generally will receive a series of payments in respect of their Allowed Claims. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims. Because the tax treatment of the obligations of Jayhawk under the Plan and of any payment with respect to Class 9 Claims will depend on facts peculiar to each holder, holders should consult their own tax advisors as to the tax consequences to such holder of receipt of the obligations of Jayhawk under the Plan and the payment thereof.

     8.   PREFERRED STOCK PURCHASE AGREEMENT

          The federal income tax consequences to the holder of the exchange of Jaymed Preferred Stock for Jaymed common stock pursuant to the Preferred Stock Purchase Agreement are not discussed herein. The holder of Jaymed Preferred Stock is urged to consult its own tax advisor regarding the tax consequences to such holder of the ownership of the Jaymed Preferred Stock and the exchange thereof for Jayhawk Common Stock pursuant to the Preferred Stock Purchase Agreement.

     9.   WITHHOLDING

          All distributions to holders of Claims under the Plan are subject to any applicable withholding (including employment withholding). Under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31.0% rate. Backup withholding generally applies if (i) the holder fails to furnish a social security number of other taxpayer identification number ("TIN") to the payor,
(ii) the Internal Revenue Service notifies the payor that the TIN furnished by the holder is incorrect, (iii) the holder fails properly to report interest and dividends and the Internal Revenue Service has notified the payor that withholding is required, or (iv) in certain circumstances, there has been a failure of a payee to certify under the penalty of perjury that the payee is not subject to withholding under section 3406 of the Code. A "reportable payment" includes, among other things, interest, original issue discount and dividends. Backup withholding will not apply, however, with respect to certain payments made to certain exempt recipients. Any amount withheld as backup withholding with respect to a payee will be creditable against the payee's income tax liability.

          THE FOREGOING IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM.

         X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

          If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7
     ---------------------------

          If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, and a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure -- Confirmation -- Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater, going concern value of the Debtor's assets.

B.   ALTERNATIVE PLAN OF REORGANIZATION
     ----------------------------------

          If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets.

          The Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided to creditors in the Plan.

                       XI. CONCLUSION AND RECOMMENDATION

          The Debtor and the Creditors' Committee believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor and the Creditors' Committee urge holders of impaired Claims entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 4:00 p.m., Central Time, on September 22, 1997.

Dated:    August 19, 1997
          Dallas, Texas

                                  JAYHAWK ACCEPTANCE CORPORATION


                                  By: /s/ Jack T. Smith
                                     --------------------------------
                                     Jack T. Smith
                                     President and Chief Operating Officer


                                  OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                  By: /s/ Donald L. Jones
                                     --------------------------------
                                     Donald L. Jones
                                     (Vice President, Cap Gemini America)
                                      Chairman

OF COUNSEL:

WEIL, GOTSHAL & MANGES LLP


By:/s/ Harry A. Perrin
   --------------------------------
   Harry A. Perrin
   State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas  77002-2784
(713) 546-5000
  -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR

SIMON, ANISMAN, DOBY & WILSON, P.C.


By:/s/ Michael D. Warner
   ----------------------------------
   Michael D. Warner
   State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE

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